Exhibit 99.1

Roivant Overview June 2021

Statement of Limitations (1/2) This investor presentation (this “Presentation”) was prepared by Montes Archimedes Acquisition Corp. (“SPAC”) and Roivant Sciences Ltd. (the “Company”) in connection with the proposed transactions (the “Business Combination”) contemplated by the Business Combination Agreement, by and among SPAC, the Company and one of its affiliates. It is not intended to form the basis of any investment decision or any other decisions with respect of the Business Combination. The information contained herein does not purport to be all-inclusive and none of the SPAC, the Company or any of their respective affiliates, directors or officers makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. This Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. Forward Looking Statements This Presentation may contain forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance, financial position and financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and any related financing, the level of redemption by SPAC’s public stockholders, the timing of the completion of the Business Combination, anticipated ownership percentages of the combined company’s stockholders following the potential transaction, and the business strategy, plans and objectives of management for future operations, including as they relate to the potential Business Combination. Future results are not possible to predict. Opinions and estimates offered in this Presentation constitute SPAC’s and the Company’s judgment and are subject to change without notice, as are statements about market trends, which are based on current market conditions. This Presentation contains forward-looking statements, including without limitation, forward-looking statements that represent opinions, expectations, beliefs, intentions, estimates or strategies regarding the future of SPAC and the Company and its affiliates, which may not be realized. Forward-looking statements can be identified by the words, including, without limitation, “believe,” “anticipate,” “continue,” “estimate,” “may,” “project,” “expect,” “plan,” “potential,” “target,” “intend,” “seek,” “will,” “would,” “could,” “should,” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events, trends or prospects but the absence of these words does not necessarily mean that a statement is not forward-looking. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the Business Combination, are also forward-looking statements. In addition, promising interim results or other preliminary analyses do not in any way ensure that later or final results in a clinical trial or in related or similar clinical trials will replicate those interim results. The product candidates discussed herein are investigational and not approved and there can be no assurance that the clinical programs will be successful in demonstrating safety and/or efficacy, that any company will not encounter problems or delays in clinical development, or that any product candidates will ever receive regulatory approval or be successfully commercialized. All forward-looking statements are based on estimates and assumptions that are inherently uncertain and that could cause actual results to differ materially from expected results. Many of these factors are beyond SPAC’s and the Company’s ability to control or predict. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could result in the failure to consummate the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the SPAC and the Company regarding the Business Combination; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of the SPAC or to satisfy other conditions to closing in the definitive agreements with respect to the Business Combination; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet and maintain Nasdaq’s listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including risks related to (i) the Company’s limited operating history and the inherent uncertainties and risks involved in biopharmaceutical product development, (ii) the outbreak of the novel strain of coronavirus, SARS-CoV-2, which causes COVID-19, and could adversely impact the Company’s business, including its clinical trials and pre-clinical studies. (iii) the Company’s ability to successfully identify new product candidates to develop, acquire or in-license and its drug discovery efforts, which may not be successful, (iv) the regulatory approval process for new drugs, and ongoing regulatory obligations for approved product candidates, (v) regulatory and legislative developments in the healthcare industry, (vi) the Company’s ability to attract and retain key personnel, (vii) the Company’s international operations and (viii) the Company’s ability to obtain and maintain intellectual property protection for its technology and product candidates; (10) the risk that we may not be able to raise financing in the future; (11) the risk that we may not be able to retain or recruit necessary officers, key employees or directors following the Business Combination; (12) the risk that our public securities will be illiquid; (13) the effect of COVID-19 on the foregoing, including the SPAC’s ability to consummate the Business Combination due to the uncertainty resulting from the COVID-19 pandemic; and (14) other risks and uncertainties indicated from time to time in filings made with the SEC, including those risk factors described under “Item 1A. Risk Factors” of the SPAC’s Annual Report on Form 10-K/A filed with the SEC on May 14, 2021. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements in deciding how to grant your proxy or instruct how your vote should be cast on the Transaction Proposals set forth in this Presentation. You are cautioned not to place undue reliance upon any forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made, based on information available as of the date of this Presentation, and such information may be inaccurate or incomplete. In particular, and without limiting the foregoing, any information pertaining to Immunovant, Inc. included in this Presentation is based solely on publicly available information as of June 1, 2021. SPAC and the Company undertake no obligation to publicly update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by law. 2

Statement of Limitations (2/2) 3 Key Performance Indicators This Presentation includes certain key performance indicators (“KPIs”). Management regularly reviews these and other KPIs to assess the Company’s operating results. Realized return on our investments in Vants and technology sold to DSP reflect the value realized directly from the DSP transaction. The Company measures its return on publicly traded Vants by comparing the value of its ownership stake in the public Vants against its aggregate investment in those entities. The Company believes these KPIs are useful to investors in assessing operating results and returns on historical investments. These KPIs should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. There is no assurance the future investments will achieve similar results Use of Projections This Presentation may contain financial forecasts or projections with respect to SPAC, the Company and their respective affiliates. No representation or warranty, express or implied, is made by SPAC, the Company or their respective affiliates, or SPAC’s or the Company’s or such affiliates’ respective directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information contained herein, or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Business Combination, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements or otherwise, relating thereto. Without limiting the generality of the foregoing, no audit or review has been undertaken by an independent third party of the financial assumptions, data, results, calculations and forecasts contained, presented or referred to in this Presentation. You should conduct your own independent investigation and assessment as to the validity of the information contained in this Presentation and the economic, financial, regulatory, legal, taxation, stamp duty and accounting implications of that information. This Presentation does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to SPAC, the Company and/or the Business Combination, and does not constitute investment, tax or legal advice. The recipient also acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. SPAC and the Company disclaim any duty to update the information contained in this Presentation. Any and all trademarks and trade names referred to in this Presentation are the property of their respective owners. SPAC and the Company do not intend the use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of SPAC or the Company by, any other companies. Industry and Market Data In this Presentation, SPAC and the Company may rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Neither SPAC nor the Company has independently verified the accuracy or completeness of any such third-party information. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any such third-party information. Additional Information The Company has filed a proxy statement / prospectus on Form S-4 with the SEC relating to the proposed Business Combination, which will be mailed to SPAC’s stockholders once definitive. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. SPAC's stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, SPAC and the Business Combination. When available, the definitive proxy statement / prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of SPAC as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. Last Modified: June 25, 2021. Participants in the Solicitation SPAC and its directors and executive officers may be deemed participants in the solicitation of proxies from SPAC's stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in SPAC is contained in SPAC's Registration Statement on Form S-1 as effective on October 6, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www sec gov. Additional information regarding the interests of such participants will be contained in the definitive proxy statement / prospectus for the proposed Business Combination when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SPAC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the definitive proxy statement / prospectus for the proposed Business Combination when available.

Table of Contents 4 Company Transaction Summary 6 Montes Archimedes Investment Thesis 7 Roivant Overview 9 Highlights Dermavant 23 Immunovant 39 Aruvant 53 Small Molecule Discovery Engine 69 Proteovant 81 Appendix Financial Appendix 88 Technologies 98 Genevant 99 Lysovant 101 Kinevant 105 Affivant 109 Cytovant 112

5 Introductions Mr. Momtazee is currently the Managing Partner of Patient Square Capital and has over 24 years of investment and acquisition experience. Prior to Patient Square Capital and Montes Archimedes Acquisition Corp, Mr. Momtazee spent over 21 years at KKR & Co., where he helped form the health care industry group in 2001 and ran the group for over 10 years. Mr. Momtazee currently serves on the Board of Directors of BridgeBio, PRA Health Sciences (lead independent director), and the Medical Device Manufacturers Association. He earned his BA and MBA from Stanford University. Chairman and CEO, Montes Archimedes Acquisition Corp Jim Momtazee Matthew Gline Chief Executive Officer Mr. Gline joined Roivant in 2016 and served as Chief Financial Officer from 2017 until 2021, when he was appointed our Chief Executive Officer. Prior to Roivant, Mr. Gline was a Vice President at Goldman Sachs, Fixed Income Digital Structuring, where he focused on technology and data strategy. Prior to Goldman Sachs, Mr. Gline was a co-founder of Fourthree, a risk analytics technology and consulting company. Mr. Gline earned his AB in Physics from Harvard University. Vivek Ramaswamy Founder & Executive Chairman Mr. Ramaswamy graduated summa cum laude in Biology from Harvard University in 2007 and began his career as a successful biotech investor where he oversaw investments in numerous companies, including those that helped develop curative treatment regimens for hepatitis C virus. He continued to work as an investor while earning his law degree from Yale Law School, where he was a Paul & Daisy Soros Fellow. Mr. Ramaswamy founded Roivant in 2014 and served as Chief Executive Officer until 2021.

Transaction Overview 6 • Roivant has entered into a definitive agreement to merge with Montes Archimedes Acquisition Corp. (MAAC) • All-primary transaction values the pro forma Company at an enterprise value of $5.0BN, and the Company would have a $2.3BN pro forma net cash balance1,2,3 • The transaction will result in gross proceeds of $631M, through a combination of: • MAAC’s $411M cash in trust1 • $220M of committed PIPE financing • Cash on hand will allow for runway through mid-2024 to fuel continued growth and investment initiatives1,2,4 • Current Roivant shareholders expect ~92% pro forma ownership1,3 • This transaction aligns priorities towards a successful long-term partnership that is focused on the Company’s continued growth with: • Long-term lock-up for sponsor and key equityholders, including 50% locked-up for three years5 • Conversion of some sponsor shares to earn-out shares that vest based on the Company’s performance6 • Closing expected in 3Q 2021 Source: Company filings and estimates. All figures are as of December 31, 2020 unless otherwise noted. 1. Assumes no SPAC redemptions. 2. Assumes $220M PIPE financing. Includes cash, cash equivalents, and restricted cash, net of debt and noncontrolling interest. 3. Includes all issued and outstanding common shares and non-voting common shares. Includes PIPE investments committed by existing shareholders. Totals include shares issued and expected to be issued to former Silicon Therapeutics shareholders, including assumed settlement of the $100M “Second Tranche” in equity. Excludes impact of options, RSUs, and other compensatory equity instruments. Ownership calculation includes former Silicon Therapeutics shareholders together with legacy Roivant shareholders. 4. Assumes Roivant fully funds all existing consolidated Vants excluding Immunovant, Cytovant and Genevant. Assumes no pipeline attrition from program failures and excludes budget for new investments. 5. Key equityholders will have 25% of shares locked-up for 6 months, 25% locked-up for 1 year, and 50% locked-up for 3 years. Sponsor will have 25% of shares locked-up for 6 months, 25% of shares locked-up for 12 months after Earn-Out conditions have been met, and 50% of shares locked-up for 3 years. 6. 20% and 10% of Sponsor shares will be converted into Earn-Out shares that will vest if the Company’s stock price closes at or above $15.00 and $20.00, respectively, for 20 of 30 trading days within 5 years of closing. Earn-Out Shares and the Retained Shares equal to one-half of the percentage of redeemed public Class A shares will be forfeited, up to a maximum of 25% of the total number of each.

Montes Archimedes Investment Thesis • Longstanding relationship with Roivant management team • Pattern recognition from experience with other successful biopharma platform companies 7 Management Business Model Important Medicines Ingredients for Success • Investment thesis regarding Roivant: • World-class team • Innovative business model • Demonstrable success • Proprietary technology assets • Promising pipeline • Platform for further Vant development (Feb’04 – Jan’14) (Mar’16 – Present)

Roivant has advanced pipeline and platform technology with multi-billion dollar valuation comparables 8 Significant Potential Value in Roivant Platform Comparables & $13.41 $5.22 ($ in billions) $1.33 $2.13 $3.63 $2.23 $1.63 $4.93 $3.03 $14.33 $20.63 $6.54 $9.03 $2.43 $7.33 All product candidates at the Vants are investigational and subject to regulatory approval. There is no guarantee that the Vants will achieve valuations in line with the comparable companies included above. All trademarks are property of their respective owners. See page 76 for detail on Vant ownership. 1. Otezla acquired by Amgen in November 2019. 2. Anacor acquired by Pfizer in June 2016. 3. Market capitalizations for comparables as of May 28, 2021 unless otherwise indicated. 4. Momenta acquired by Johnson & Johnson in October 2020.

Roivant: Redefining “Big Pharma” OUR MISSION Improve the delivery of healthcare to patients by treating every inefficiency as an opportunity WHAT WE DO Develop transformative medicines faster by building technologies and deploying talent in creative ways HOW WE DO IT Leverage the Roivant platform to launch Vants – nimble companies focused on developing transformative medicines and technologies 1. Create Value 2. Be Contrarian 3. Climb the Wall 4. Sweat the Details 5. Evolve or Die Our Principles 9

What Have We Done? 10 Cited figures and associated investment multiples are Key Performance Indicators. Please refer to the information included on Slide 3 with respect to our KPIs. 1. Vant summary statistics include Arbutus, Datavant, and Sio, in which Roivant has a non-controlling interest, and various undisclosed Vants as of March 31, 2021. Medicine, Vant launch, and approval figures include Alliance Vants transferred to Sumitovant, a wholly-owned subsidiary of Sumitomo Dainippon Pharma (“Sumitomo”), in December 2019. SPIRIT 1 and SPIRIT 2 were completed subsequent to Myovant’s transfer to Sumitovant. 2. ~$7BN implied enterprise value of the combined company based on the conversion price cap of the new preferred equity investment being made concurrently with closing of the merger. 3. Based on aggregate Roivant investments in tech assets and in the five transferred Vants from Vant inception to transaction close, and aggregate proceeds received at closing of the Sumitomo Transaction, excluding (i) Any potential future proceeds from the exercise of the Option Vants (ii) a $1BN allocation to Sumitomo’s purchase of Roivant equity and (iii) $99.1M liability related to Option Vants. Excludes investment in Sinovant and any proceeds received from the termination of Sumitomo’s options to purchase Roivant’s ownership interest in the Option Vants, as described on slide 98. 4. Public market values as of May 28, 2021. Values ABUS preferred stock as common stock. 5. Consolidated cash position as of December 31, 2020 Select Achievements ✓ 8 positive Phase 3 trials of 9 total1 ✓ 3 FDA approvals from Vants launched by Roivant and owned by Sumitovant1 ✓ $3BN upfront transaction with Sumitomo Dainippon Pharma (DSP) ✓ $7BN EV transaction to merge Datavant and Ciox Health, creating largest neutral and secure health data ecosystem2 $1.0BN ownership stake in publicly listed Vants on ~$289M investment4 3.5x Realized return: $1.9BN on ~$433M investment in Vants and tech sold to DSP (excludes $1BN in Roivant equity acquired by DSP)3 4.3x Improving ROI on Pharma R&D >40 medicines brought into development1 >20 Vants launched1 >800 employees across Roivant and Vants1 >$2BN consolidated cash balance5

8 Consecutive Positive Phase 3 Studies

Study	Drug	Indication	Patients Enrolled	Geography	Topline Results		Primary p-value
PSOARING 1	Tapinarof	Psoriasis	510		August 2020	✓	P < 0.0001
PSOARING 2	Tapinarof	Psoriasis	515		August 2020	✓	P < 0.0001
SPIRIT 1*	Relugolix	Endometriosis	638		June 2020	✓	P < 0.0001
SPIRIT 2*	Relugolix	Endometriosis	623		April 2020	✓	P < 0.0001
HERO	Relugolix	Prostate Cancer	934		November 2019	✓	P < 0.0001
LIBERTY 2	Relugolix	Uterine Fibroids	382		July 2019	✓	P < 0.0001
LIBERTY 1	Relugolix	Uterine Fibroids	388		May 2019	✓	P < 0.0001
EMPOWUR	Vibegron	Overactive Bladder	1,530		March 2019	✓	P < 0.001
MINDSET	Intepirdine	Alzheimer's Disease	1,315		September 2017	✗	P > 0.05

ROIVANT SCIENCES

Note: On Dec. 18, 2020, the FDA approved relugolix for the treatment of adult patients with advanced prostate cancer. On Dec. 23, 2020, the FDA approved vibegron for the treatment of adult patients with overactive bladder. Otherwise, the drugs noted above in current pipeline are investigational and subject to health authority approval. Topline results dates are based on corresponding Vant press releases. Relugolix and vibegron are being developed by Myovant and Urovant, two Vants that were transferred to Sumitovant, a wholly-owned subsidiary of Sumitomo Dainippon Pharma, in December 2019. *SPIRIT 1 and SPIRIT 2 were completed subsequent to Myovant's transfer to Sumitovant. Trial geography maps indicate continents with trial sites and do not represent all countries within a given continent.

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Development Pipeline

	Modality	Preclin	Phase 1	Phase 2	Phase 3
TAPINAROF Psoriasis | *Dermavant*	Topical				▶
TAPINAROF Atopic Dermatitis | *Dermavant*	Topical			▶	
CERDULATINIB Vitiligo | *Dermavant*	Topical			▶	
IMVT-1401 Myasthenia Gravis | *Immunovant*	Biologic			▶	
IMVT-1401 Warm Autoimmune Hemolytic Anemia | *Immunovant*	Biologic			▶	
IMVT-1401 Thyroid Eye Disease | *Immunovant*	Biologic			▶	
ARU-1801 Sickle Cell Disease | *Aruvant*	Gene Therapy			▶	
AXO-LENTI-PD Parkinson's Disease | *Sio Gene Therapies*	Gene Therapy			▶	
AXO-AAV-GM1 GM1 Gangliosidosis | *Sio Gene Therapies*	Gene Therapy			▶	
AXO-AAV-GM2 Tay-Sachs/Sandhoff Disease | *Sio Gene Therapies*	Gene Therapy			▶	
AB-729 Hepatitis B | *Arbutus*	RNA Therapy			▶	
GIMSILUMAB COVID-19 Associated ARDS | *Kinevant*	Biologic			▶	
NAMILUMAB Sarcoidosis | *Kinevant*	Biologic		▶		
AB-836 Hepatitis B | *Arbutus*	Small Molecule		▶		
LSVT-1701 *Staph Aureus* Bacteremia | *Lysovant*	Biologic		▶		
CERDULATINIB Atopic Dermatitis | *Dermavant*	Topical		▶		
DMVT-504 Hyperhidrosis | *Dermavant*	Small Molecule		▶		
DMVT-503 Acne | *Dermavant*	Topical	▶			
ARU-2801 Hypophosphatasia | *Aruvant*	Gene Therapy	▶			
AFM32 Solid Tumors | *Affivant*	Biologic	▶			
CVT-TCR-01 Oncologic Malignancies | *Cytovant*	Cell Therapy	▶			

ROIVANT SCIENCES

Note: All drugs in current pipeline are investigational and subject to health authority approval.

RNA Therapy | Gene Therapy | Cell Therapy | Topical | Biologic | Small Molecule

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• Leveraged platform expertise to expand IP with multiple patents expected to provide protection until at least 2036 • Hired leadership and provided investment that together delivered Phase 3 success Value Added by Roivant Platform Psoriasis Phase 3: Statistically significant improvement in PGA score of clear or almost clear with a minimum 2-grade improvement compared to vehicle from baseline (p<0.0001)1 • Once-daily, cosmetically elegant, non-steroidal cream that, if approved, could offer a favorable combination of treatment effect, safety, durability on therapy, and remittive effect • Psoriasis and atopic dermatitis affect an estimated 8M and 26M patients in the US, respectively • Potential to be used across mild, moderate & severe plaque psoriasis, including sensitive areas Potential To Transform the Treatment of Psoriasis and Atopic Dermatitis Novel steroid-free topical tapinarof, if approved, could be uniquely positioned to transform two of the largest global immuno-dermatology markets 13 Note: All drugs in current pipeline are investigational and subject to health authority approval. 1. In both PSOARING 1 and PSOARING 2, adult patients with plaque psoriasis were randomized in a 2:1 ratio to receive once daily (QD) treatment with tapinarof cream, 1% or vehicle cream. 2. Proportion of subjects who achieved a Physician Global Assessment (PGA) score of clear (0) or almost clear (1) with a minimum 2-grade improvement from Baseline at Week 12. 3. Proportion of subjects with ≥75% improvement in Psoriasis Area and Severity Index (PASI) from Baseline at Week 12. 4. Proportion of subjects with ≥90% improvement in Psoriasis Area and Severity Index (PASI) from Baseline at any time point. 5. For subjects entering the extension study with a PGA score of 0, median time to disease worsening (PGA score ≥2). 36.1% 47.6% 10.2% 6.9% 0% 10% 20% 30% 40% 50% PSOARING 1 (n=510) PSOARING 2 (n=515) Mean Treatment Success, % (SEM) Tapinarof 1% QD (n=340) Vehicle QD (n=170) Tapinarof 1% QD (n=343) Vehicle QD (n=172) PSOARING 1 PSOARING 2 Δ 25.9% p<0.0001 Δ 40.7% p<0.0001 35.4% 40.2% 6.0% 6.3% 0% 10% 20% 30% 40% 50% PSOARING 1 (n=510) PSOARING 2 (n=515) Δ 29.4% p<0.0001 Δ 33.9% p<0.0001 Mean Treatment Success, % (SEM) Tapinarof 1% QD (n=340) Vehicle QD (n=170) Tapinarof 1% QD (n=343) Vehicle QD (n=172) PSOARING 1 PSOARING 2 Primary Endpoint: PGA Response2 Key Secondary Endpoint: PASI753 Positive Data from Long-Term Extension Study: • 39.2% (299/763) of subjects included in interim analysis achieved complete disease clearance (PGA=0) • In an integrated analysis including the pivotal trials and extension, 63.5% of subjects achieved PASI75 and 44.2% achieved PASI904 • Remittive benefit of approximately four months observed following treatment discontinuation5

ARUVANT

Only one-time potentially curative gene therapy for sickle cell disease with demonstrated ability to engraft with reduced intensity conditioning (RIC)

Value Added by Roivant Platform

- Longstanding Roivant relationship with CCHMC enabled initial asset license and strong academic-industry partnership
- Manufacturing process improvements have enabled increased hemoglobin F expression and vaso-occlusive event (VOE) reduction

Well-Positioned Against Competitors[1]

GBT	CRISPR Therapeutics	bluebirdbio
~$2BN market cap	~$9BN market cap	~$2BN market cap
Oxbryta approved Chronic therapy	*Developing CTX001 Requires myeloablation*	*Developing LentiGlobin Requires myeloablation*

ARU-1801 is only product candidate clinically shown to engraft with only an RIC regimen

Preliminary clinical data from ongoing Phase 1/2 trial of ARU-1801 demonstrate potential to deliver durable, meaningful VOE reductions to patients with sickle cell disease[2]

		Hospitalized VOEs			Total VOEs		
		Pre-treatment (24 mo)	Post-treatment (24 mo)	*Reduction (%)*	Pre-treatment (24 mo)	Post-treatment (24 mo)	*Reduction (%)*
Process I	Patient 1	7	1	*86%*	41	3	*93%*
Process I	Patient 2	1	0	*100%*	20	3	*85%*
Process II	Patient 3	6	0 at 12 mos	*100%*	12	0 at 12 mos	*100%*

- **Process I** has shown durable engraftment to 36+ months in Patients 1 and 2
- **Process II** has shown improved product profile with Patient 3 showing highest HbF and F-cells to date

Note: All drugs in current pipeline are investigational and subject to health authority approval. All trademarks are property of their respective owners. VCN = vector copy number.
1. Approximate market capitalizations as of May 28, 2021. There is no guarantee that Aruvant will achieve a valuation in line with these companies.
2. ASH 2020.

ROIVANT SCIENCES

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IMMUNOVANT

Rapidly initiated multiple Phase 2 trials to develop anti-FcRn antibody IMVT-1401 as a best-in-class or first-in-class subcutaneous injection

Value Added by Roivant Platform

- Identified and licensed drug from HanAll Biopharma and expanded potential patient reach by selecting three initial indications with first- or best-in-class potential
- Funded and ran key Phase 1 pharmacodynamic trial, positioning for successful public listing via reverse merger
- Recruited key executive leadership, and board of directors led from inception by Roivant employee


MG
WAIHA
TED
~364k patients
ITP
PV
CIDP
BP
NMO
PF
GBS
PMN
Expanded opportunity ≥ 758k patients
US
Europe

Clinical Results to Date

- Myasthenia Gravis[†]: 60% responder rate on the MG-ADL[‡] vs 20% for placebo, and 3.8-point mean improvement on myasthenia gravis activities of daily living (MG-ADL, p=0.039)
- Warm Autoimmune Hemolytic Anemia: 1 of 3 patients dosed ≥ 11 weeks achieved an increase in hemoglobin well over 2 g/dL from baseline, which was maintained during treatment
- Thyroid Eye Disease: In Phase 2a, 57% of patients improved by ≥ 2 points on clinical activity score (CAS), and 43% of patients were both proptosis responders* and CAS responders**; efficacy results in Phase 2b, which was terminated early, were inconclusive

Resuming Clinical Development Following Observed Increases in Cholesterol and LDL

- In February 2021, Immunovant voluntarily paused dosing in ongoing clinical studies to investigate observed elevated cholesterol levels
- Program-wide data review suggests that lipid elevations are predictable, manageable, and appear to be driven by reductions in albumin, with the 255 mg dose resulting in modest changes to LDL and albumin with potent knockdown in IgG
- The increases in LDL and reductions in albumin were reversible upon cessation of dosing, and no major adverse cardiovascular events have been reported to date

ROIVANT SCIENCES

Note: All drugs in current pipeline are investigational and subject to health authority approval. All trademarks are property of their respective owners.
[†]Based on interim analysis of 15 trial participants. After the interim analysis, an additional two patients enrolled and were randomized. [‡]MG-ADL responders defined as patients showing ≥ 2-point improvement.
*Proptosis responders improved ≥ 2mm in study eye without significant deterioration in fellow eye. **CAS responders achieved a total CAS score of 0 or 1.
Source: Immunovant 10-K filed June 1, 2021. MG = Myasthenia Gravis. TED = Thyroid Eye Disease. WAIHA = Warm Autoimmune Hemolytic Anemia.

15

16 All trademarks are property of their respective owners. Altavant, Enzyvant, Myovant, Spirovant, and Urovant were transferred to Sumitovant, a wholly-owned subsidiary of Sumitomo Dainippon Pharma, in December 2019. Vant Model Enables Rapid Scaling

The Roivant Model for Drug Discovery and Development Find assets externally and in-license Discover drugs internally and advance into the clinic Plan to in-license multiple potentially category-leading drugs per year Develop drugs at Vants Identify drug targets and biological pathways Plan to submit multiple INDs for novel drug candidates each year, starting with our first in 2022 17

18 Roivant Approach to Drug Discovery Leader in Computational Drug Discovery Unique combination of computational physics and machine learning based platforms for in silico design of small molecules Leader in Degrader Discovery Initial pipeline of degraders for targets spanning oncology, immunology and neurology, with first Phase 1 initiation expected in 2022 “Investment lens” for target identification, powered by computational tools and interdisciplinary team of R&D experts, investors and data scientists Target Selection Novel ligands, multi-year partnership with premier academic lab and modality-specific medicinal chemistry expertise Degrader Expertise Leading machine learning-based in silico platform for design and optimization of protein degraders, continuously fed by experimental results from across Roivant VantAI Leading computational physics platform for in silico design and optimization of small molecule therapeutics, integrated with proprietary supercomputing cluster SiliconTx In-house facility fully equipped for biophysics, synthetic chemistry, crystallography and biology; tightly integrated with in silico capabilities to augment simulations and generate high resolution crystal structures Wet Labs Track record of success in clinical trial execution; ability to design, initiate and complete trials rapidly Development Small Molecule Discovery Engine

Leading Computational Discovery Capabilities



Woody Sherman, Chief Computational Scientist

Internationally renowned pioneer in computational chemistry;13-year career as technical and scientific leader at Schrödinger before joining Silicon Therapeutics / Roivant

	Distinctive Roivant Advantage	Sample Proprietary *in silico* Assays
SILICON Therapeutics **Computational Physics**	Peer to Schrödinger's FEP+ for speed and accuracy of binding free energy calculations Simulations powered by proprietary supercomputing cluster and restrained by experimental biophysics data create sustainable advantage in capabilities	• Predict binding affinity of a ligand and a protein • Predict conformational dynamics of a protein as it shifts from active to inactive state • Identify binding sites on a protein
VANTAI **Machine Learning**	Machine-learning models for protein degradation and ADMET prediction trained on >5 years of proprietary degrader-specific experimental data and millions of carefully curated protein stability datapoints	• Graph representations of known protein-protein interactions to design new degraders that can effectively stabilize target-E3 interfaces • Ubiquitin-proteasome system map to identify degron motifs

ROIVANT SCIENCES

19

Computational Discovery and Degrader Pipeline 20 Target Discovery Lead Optimization IND-Enabling AR ► STAT3 ► BRD4 ► CBP/P300 ► SHP2 ► SMARCA2/4 ► KRASG12D ► WRN ► JAK2-617F ► CRAF ► HIF2A ► ADAR1 ► Undisclosed Additional Programs ► mHTT ► Undisclosed Additional Programs ► STING ► NLRP3 ► Undisclosed Additional Programs ► Oncology Neurology Immunology Inhibitor Degrader

21 1. Roivant retains a license to DrugOme, which is owned by DSP and managed by Sumitovant. Roivant’s Integrated Technologies Underpin an End-to-End Biopharma Platform Commercialize / Monetize Discover Develop Optimizing trial operations through real-time trial data analysis Connecting patient-level real-world health data with privacy-first, HIPAA-compliant tokens Maximizing sales force impact with AI-based call plans and custom mobile app Computational platforms for de novo drug discovery and optimization & Enabling data-driven asset diligence, market landscaping, target identification, trial design, cost estimation, enrollment simulation, and other analyses 1

22 Leadership Team Positioned to Execute on Our Vision Vivek Ramaswamy Founder & Executive Chairman Matthew Gline Chief Executive Officer Eric Venker, MD, PharmD Chief Operating Officer Roger Sidhu, MD Head of R&D & Chief Medical Officer Mayukh Sukhatme, MD Chief Investment Officer Frank Torti, MD Vant Chair Benjamin Zimmer President, Roivant Health Strong Institutional Backing All trademarks are property of their respective owners.

Dermavant

Dermavant Overview

Building a leadership position in immuno-dermatology



Todd Zavodnick
CHIEF EXECUTIVE OFFICER
Former CCO and President at Revance Therapeutics; global leadership positions at ZELTIQ and Galderma



Philip M Brown, MD, JD
CHIEF MEDICAL OFFICER
Former Head of Global Pharmaceutical Development at Galderma; Senior Vice President of Clinical Development at Lexicon Pharmaceuticals



Chris Chapman
CHIEF COMMERCIAL OFFICER
Former Vice President, US Prescription Business at Galderma; Senior Principal, Core Access Group and Executive Director, Managed Markets and Contracting at Medicis; various commercial leadership roles at Pfizer



David Rubenstein, MD, PhD
CHIEF SCIENTIFIC OFFICER
Former VP, Discovery and Clinical Development at GlaxoSmithKline; Louis C. Skinner Jr. Distinguished Professor of Dermatology at University of North Carolina Chapel Hill

- Lead asset tapinarof, if approved, could be uniquely positioned to transform two of the largest global immuno-dermatology markets, psoriasis and atopic dermatitis
- Tapinarof is a novel, once daily, cosmetically elegant, steroid-free TAMA topical cream with positive Phase 3 data in psoriasis, including extension data supporting long-term use
- Topicals serve as the foundation of dermatologic treatment, representing 83% of all US prescriptions written by dermatologists in 2020
- If approved, tapinarof could be the first novel topical therapy approved by the FDA for plaque psoriasis in over 20 years and be used across mild, moderate, and severe plaque psoriasis, including sensitive areas
- Multiple patents for tapinarof expected to provide IP protection until at least 2036
- Rich pipeline with novel and differentiated MOAs pursuing the largest indications in medical dermatology



Preclinical
Phase 1
Phase 2
Phase 3
Next Key Milestone
TAPINAROF Psoriasis
FDA approval decision expected mid-2022
TAPINAROF Atopic Dermatitis
Phase 3 initiation expected H2 2021
CERDULATINIB Vitiligo
Phase 2a data
CERDULATINIB Atopic Dermatitis
Phase 2a protocol in development
DMVT-504 Hyperhidrosis
Phase 2b protocol in development
DMVT-503 Acne Vulgaris
Preclinical studies ongoing

All drugs are investigational and subject to health authority approval.

24

Tapinarof Overview

Novel, once daily, cosmetically elegant, steroid-free therapeutic aryl hydrocarbon receptor modulating agent (TAMA) topical cream

TAMA is designed to inhibit two pro-inflammatory pathways implicated in psoriasis and atopic dermatitis; AhR modulation by tapinarof also increases antioxidant activity and promotes skin barrier restoration


Tapinarof
AhR
Th17 cytokines*†‡1
1 Decreased inflammation in psoriasis
Antioxidant activity via Nrf2 pathway*†1-3
2 Decreased oxidative stress
Filaggrin, loricrin, and involucrin*1,2
3 Skin barrier restoration
Th2 cytokines*‡4,5
4 Decreased inflammation in atopic dermatitis
HO
HO

$C_{17}H_{18}O_2$
Molecular weight 254 g/mol

*Observed in vitro. †Observed ex vivo. ‡Observed in mice models. AhR, aryl hydrocarbon receptor; Nrf2, nuclear factor erythroid 2-related factor 2; TAMA, therapeutic aryl hydrocarbon receptor modulating agent; Th, T helper cell. 1. Smith SH et al. J Inv Dermatol2017;137:2110–2119. 2. Furue M et al. J Dermatological Sci. 2015;80:83–88. 3. Tsuji G et al. J Invest Dermatol. 2012;132:59–68. 4. Dermavant DOF [DMVT-505 Th2 Polarization; Apr 2015]. 5. Dermavant DOF [DMVT-505 AD Mouse Model; Oct 2016].

ROIVANT SCIENCES
25

Psoriasis and atopic dermatitis markets projected to reach ~$25BN in the US and ~$37BN globally by 2026 26 Evaluate Pharma Data: Global Psoriasis and Atopic Dermatitis Prescription Drugs Market and Forecast 2019 – 2026 (excluding Skin Cancer); Psoriasis Indication Profile, USA Market Analysis; Atopic Dermatitis Indication Profile, USA Market Analysis (extracted June 2020). Tapinarof Targets Two of the Largest Markets in Immuno-Dermatology Psoriasis $16.9 Atopic Dermatitis $2.9 Other $7.9 2019 $27.7BN Globally US Sales Psoriasis: $12.0BN (~71% of Global Sales) Atopic Dermatitis: $1.8BN (~62% of Global Sales) Psoriasis $27.7 Atopic Dermatitis $9.3 Other $17.2 2026 6%‘19-‘26 CAGR 16%‘19-‘26 CAGR $54.2BN Globally US Sales Psoriasis: $19.3BN (~70% of Global Sales) Atopic Dermatitis: $5.7BN (~61% of Global Sales)

• Chronic, inflammatory disease with skin lesions characterized by red patches and plaques with silvery scales • Affects an estimated 8M people in the US1 • Approximately 80% of US patients have mild to moderate disease2 • Continual and long-term treatment with topical corticosteroids, the most commonly prescribed first-line topical agents for plaque psoriasis treatment, carries the risk of a variety of significant side effects, such as skin atrophy, striae (stretch marks), and telangiectasia (spider veins), among others3-8 • The use of biologics has been limited by concerns with systemic side effects and high costs, and they are often limited to moderate-to-severe patients, which comprise the smallest percentage of the affected populations • Tapinarof has the potential to treat all disease severities (mild, moderate, and severe) and to be used as a chronic therapy due to its minimal systemic absorption and favorable safety and tolerability findings to date Tapinarof Positioning in Psoriasis 27 1. National Psoriasis Foundation. (November 2020). Retrieved from https://www.psoriasis.org/about-psoriasis/. 2. Jashin J. Wu, Minyi Lu, Karen A. Veverka, Maartje Smulders, Eros Papademetriou, Junhua Yu & Steven R. Feldman (2019) The journey for US psoriasis patients prescribed a topical: a retrospective database evaluation of patient progression to oral and/or biologic treatment, Journal of Dermatological Treatment, 30:5, 446-453, DOI:10.1080/09546634.2018.1529386. 3. Lebwohl, M. A clinician’s paradigm in the treatment of psoriasis. Journal of the American Academy of Dermatology, 53, S59-69, 2005. 4. Kerdel, F., & Zaiac, M. An evolution in switching therapy for psoriasis patients who fail to meet treatment goals. Dermatologic Therapy 28, 390-403, 2015. 5. Unmet Needs in the Management of Plaque Psoriasis. Managed Care, 18(suppl. 1), 1-6. 2009. 6. Draelos, ZD (2008) Current Medical Research and Opinion 24(4): 985-994. 7. Coondoo, A. et al. Side-effects of topical steroids: A long overdue revisit. Indian Dermatology Online Journal. V.5(4); 2014. 8. Alexander T. et al. (2018) Prescriptions for atopic dermatitis: oral corticosteroids remain commonplace. Journal of Dermatological Treatment, 29:3, 238-240. 9. Armstrong, A., Robertson, A., & Wu, J. Undertreatment, Treatment Trends, and Treatment Dissatisfaction Among Patients with Psoriasis and Psoriatic Arthritis in the United States: Findings From the National Psoriasis Foundation Surveys, 2003-2011. JAMA Dermatology, 149(10), 1180-1185, 2013. Tapinarof for Psoriasis Psoriasis Overview Tapinarof has the potential to be the first novel topical therapy approved by the FDA for plaque psoriasis in over 20 years

Tapinarof Market Opportunity in Psoriasis

	TCS	Vitamin D / Combos / Retinoids	Biologics	Otezla	Other Oral
			Potential for co-prescription with tapinarof		
Annual Scripts (2020)	~2.35M	~508K	~1.05M	~258K	~241K
Tapinarof Relative Value Proposition	• Topical therapies limited by subpar efficacy, tolerability and safety concerns, application site restrictions and limits on duration of therapy • TCS are commonly used as the first-line therapy psoriasis but carry FDA class labeling restricting duration and location of use • HCPs and patients are limited to intermittent treatment cycles of TCS therapy, leading to frequent disease flares and recurrence of disease		• Use of biologics limited by concerns with systemic side effects, high cost, and reimbursement and access restrictions	• Oral therapies are functionally limited to moderate-to-severe psoriasis patients • Oral therapies also have significant side effects and have not achieved the same level of efficacy as biologics	

ROIVANT SCIENCES

Source: 1. Symphony PrescriberSource May 2018 – October 2020.
Market Notes: 1. Market includes Derm Only TRxs for all product groupings. 2. Symphony PrescriberSource includes projected mail service data
Market Definition Notes: 1. TCS: Applied 7.5% factor on TCS volume, derived from IQVIA NDTI. 2. Vitamin D / Combos / Retinoids: Calcipotriene, Calcipotriene / Betamethasone, Caclcitriol, Dovonex, Vectical, Enstilar, Taclonex, Tazarotene, Tazorac, Duobrii. 3. Biologics: Humira, Enbrel, Cosentyx, Taltz, Cimzia, Skyrizi, Tremfya, Stelara, Siliq, Simponi, Ilumya, Inflectra, Remicade, Renflexis. 4. Other Oral: Acitretin, Cyclosporin, Methotrexxate, Xeljanz. Soriatane, Methoxsalen

28

Phase 3 PSOARING Program – Study Design

Over 1,000 patients enrolled in two identically designed pivotal trials followed by long-term open-label extension study


Double-blind Treatment
(12 weeks)
Long-term Open Label Extension†
(40 weeks)
Follow-Up
(4 weeks)
Patients with Plaque Psoriasis
Aged 18–75 years old
PGA score ≥2*
BSA ≥3% – ≤20%
PSOARING 1
(DMVT-3001)
n = 510[1]
PSOARING 2
(DMVT-3002)
n = 515[2]
R 2:1
R 2:1
Tapinarof 1% QD
Vehicle QD
Tapinarof 1% QD
Vehicle QD
PSOARING 3
Long-term Extension (LTE)
(DMVT-3003)
n = 763[3]
Withdrawal & Re-treatment
Off-Treatment

Primary endpoint:

- PGA score of 0 (clear) or 1 (almost clear) & ≥2-grade improvement from baseline at Week 12

Secondary endpoints:

- Proportion of patients achieving PASI75 from baseline at Week 12
- Proportion of patients achieving PASI90 from baseline at Week 12
- PGA score 0 or 1 at Week 12
- Mean % change in total BSA from baseline at Week 12

Open Label Extension:

- Patients entering open label extension remain on treatment with tapinarof 1% QD until a PGA score of 0 is achieved

Re-treatment criteria:

- Patients with psoriasis disease worsening, defined as PGA score ≥2, enter re-treatment with tapinarof 1% QD until a PGA of 0 is achieved

*Patients with PGA of 2 (mild) and PGA of 4 (severe) limited to ~10% each of the total randomized population; ~80% of the total randomized population with PGA of 3 (moderate); †Patients electing not to participate in LTE had follow-up visit 4 weeks after completion of treatment period. BSA, body surface area; LTE, long-term extension; PASI75, ≥75% improvement in Psoriasis Area and Severity Index; PASI90, ≥90% improvement in Psoriasis Area and Severity Index; PGA, Physician Global Assessment; QD, once daily.

ROIVANT SCIENCES
29

30 PGA and PASI are global efficacy assessments. Example of one representative target lesion of one tapinarof treated patient from the PSOARING 1 clinical trial. PASI, Psoriasis Area and Severity Index; ITT, intention-to-treat; MI, multiple imputation; SEM, standard error of mean; QD, once daily. 1. Proportion of subjects who achieved a Physician Global Assessment (PGA) score of clear (0) or almost clear (1) with a minimum 2-grade improvement from Baseline at Week 12. 2. P-value based upon Cochran-Mantel-Haenszel analysis stratified by PGA score. 3. Otezla prescribing information. 4. No head-to-head trials of tapinarof have been conducted against any psoriasis treatment. Trials conducted at different points in time using different trial designs and different patient populations. Phase 3 PSOARING Program – Primary Efficacy Results • In two replicate Phase 3 trials, PSOARING 1 and PSOARING 2, tapinarof demonstrated superior PGA response rates at week 12 as evidenced by statistically significant difference vs. vehicle (p<0.0001 and p<0.0001)1,2 • 35.4% and 40.2% of patients achieved treatment success at week 12 with tapinarof 1% cream QD vs. 6.0% and 6.3% for vehicle in PSOARING 1 and 2, respectively1 PGA = 3 PASI = 17.6 PGA = 0 PASI = 0 BASELINE WEEK 4 WEEK 12 PGA = 2 PASI = 4 Results shown for one patient are not necessarily indicative of results for other patients, additional trials or other uses 35.4% 40.2% 6.0% 6.3% 0% 10% 20% 30% 40% 50% PSOARING 1 (n=510) PSOARING 2 (n=515) Δ 29.4% p<0.0001 Δ 33.9% p<0.0001 Primary Endpoint Achieved PGA Score of 0 or 1 and ≥2-Grade Improvement from Baseline at Week 12 (ITT, MI) • 20% and 22% of patients achieved a PGA response at week 16 in trials of oral Otezla vs. 4% and 4% for placebo, respectively3,4 • Based on the clinical data generated to date, we have submitted an NDA for tapinarof for the treatment of plaque psoriasis to the FDA Mean Treatment Success, % (SEM) Tapinarof 1% QD (n=340) Vehicle QD (n=170) Tapinarof 1% QD (n=343) Vehicle QD (n=172) PSOARING 1 PSOARING 2

31 PGA, Physician Global Assessment; ITT, intention-to-treat; MI, multiple imputation; SEM, standard error of mean; QD, once daily. 1. Proportion of subjects with ≥75% improvement in psoriasis area and severity index (PASI) from baseline. 2. P-value based upon Cochran-Mantel-Haenszel analysis stratified by baseline PGA score. Phase 3 PSOARING Program – Key Secondary Efficacy Results 36.1% 47.6% 10.2% 6.9% 0% 10% 20% 30% 40% 50% PSOARING 1 (n=510) PSOARING 2 (n=515) Key Secondary Endpoint: PASI751 Secondary Endpoint Achieved PASI75 from Baseline at Week 12 (ITT, MI) • PASI75 at week 12 was statistically significantly higher in both tapinarof groups compared with vehicle groups (p<0.0001 and p<0.0001)1,2 • 36.1% and 47.6% of patients achieved PASI75 at week 12 with tapinarof 1% cream QD vs. 10.2% and 6.9% for vehicle • The PASI assessment is a more quantitative assessment of disease activity relative to the PGA and provides additional insight into a drug’s impact on disease modification • Similar to what was observed with PGA, evaluating reduction in the burden of disease via a PASI assessment confirms rapid onset of action with separation of tapinarof from vehicle cream control at week 2, and statistically significant differences were noted as early as week 4 and at each evaluation thereafter Mean Treatment Success, % (SEM) Tapinarof 1% QD (n=340) Vehicle QD (n=170) Tapinarof 1% QD (n=343) Vehicle QD (n=172) PSOARING 1 PSOARING 2 Δ 25.9% p<0.0001 Δ 40.7% p<0.0001

Phase 3 PSOARING Safety Profile

Favorable safety results observed with low rate of study discontinuation due to AEs

- **AE profile consistent with previous studies**
  - Most common AEs (≥5%) were folliculitis, nasophyngitis, and contact dermatitis
  - Low rate of study discontinuation due to AEs on tapinarof (5.6% in PSOARING 1 and 5.8% in PSOARING 2)
  - Treatment-related TEAEs >1% were folliculitis, contact dermatitis, headache, pruritus, and dermatitis
- **Majority of AESIs were mild or moderate**
  - Very low trial discontinuation rate due to AESIs: ≤1.8% due to folliculitis, ≤2% due to contact dermatitis, and ≤0.6% due to headache
- **No clinically relevant effects or trends on laboratory values or vital signs**
  - Low potential for drug-drug interactions
  - No requirements for dose titration or lab monitoring
  - Tapinarof could not be detected in >93% of PK samples from a subset of the study population, even with a highly sensitive assay
- **No treatment-related SAEs**
  - Majority of patients elected to remain in the study and continue on treatment following event
  - 9 of the 16 patients who experienced an SAE elected to roll over into the long-term extension study

AE, adverse event; TEAE, treatment emergent adverse event; AESI, adverse event of special interest; SAE, severe adverse event.

ROIVANT SCIENCES
32

Phase 3 PSOARING Extension – Study Design

Over 90% of eligible patients who completed the pivotal trials elected to roll over into the long-term open-label extension trial



PSOARING 1
PSOARING 2
Pivotal Trials[1,2]
Double-blind Treatment
(12 weeks)
Long-term Open-Label Extension[3]
(40 weeks)
Follow-Up
(4 weeks)
Tapinarof 1% QD (Pivotal)
(n=508)
Vehicle QD (Pivotal)
(n=255)
PGA=0
(n=78)
Off treatment
PGA=0
Stop Treatment
PGA≥2
Re-start
PGA≥1
(n=681)
Tapinarof 1% QD
Off-
Treatment

- **Stop treatment**: Patients entering or achieving PGA=0 have treatment temporarily discontinued
- **Start/Continue**: Patients entering with PGA≥1 are treated with tapinarof 1% QD until PGA=0
- **Re-start:** Patients with worsening of psoriasis (PGA≥2) are retreated with tapinarof 1% QD until PGA=0 (or until Week 40)

ROIVANT SCIENCES

Note: 4 patients had a missing PGA at baseline.
BSA, body surface area; PASI, Psoriasis Area and Severity Index; PGA, Physician Global Assessment; QD, once daily.
1. Clinicaltrials.gov; NCT03956355. 2. Clinicaltrials.gov; NCT03983980. 3. Clinicaltrials.gov; NCT04053387.

33

Phase 3 PSOARING Extension – Summary Interim Results

Pre-specified interim analysis contains all data from all patients (n=763) as of the cutoff date and includes data over the 44-week study duration

Treatment Effect

- 39.2% (299/763) of PSOARING 3 patients achieved complete disease clearance (PGA score=0)
- 57.3% (298/520) patients who entered the study with a PGA≥2 achieved a PGA=0 or 1 at least once during the study
- An integrated analysis of efficacy was performed with data from PSOARING 1, 2 and the PSOARING 3 interim analysis:
  - PASI75[1] was achieved in 63.5% of subjects
  - PASI90[2] was achieved in 44.2% of subjects

Safety and Tolerability

- No new safety signals observed regardless of duration of therapy
- Similar adverse event profile as observed in pivotal studies
- Well tolerated in all skin locations with extended exposure, including sensitive areas such as face, intertriginous areas, and genitals
- The interim analysis population exceeds ICH requirements for chronic use labeling

Durability and Remittive Effect

- All efficacy endpoints show continued improvement beyond 12 weeks
- No loss of treatment effect was observed over time even with intermittent use
- Approximately 4 months median duration of disease control observed after discontinuation of therapy[3]

ROIVANT SCIENCES

1. Proportion of subjects with ≥75% improvement in psoriasis area and severity index (PASI) from baseline. 2. Proportion of subjects with ≥90% improvement in psoriasis area and severity index (PASI) from baseline 3. For subjects entering the extension study with a PGA score of 0, median time to disease worsening (PGA score ≥2).

34

Atopic Dermatitis

Tapinarof offers novel mechanism of action for atopic dermatitis market

Atopic Dermatitis

- Chronic, inflammatory skin disease characterized by dry, itchy skin, with a complex pathophysiology involving genetic, immunologic and environmental factors
- Affects more than 9.6 million children and about 16.5 million adults in the US[1]
- Approximately 89% of adult patients have mild to moderate atopic dermatitis[2]
- Occurs most frequently in children[3]



Unmet Need In Atopic Dermatitis

- Safety concerns and risk of systemic side effects limit topical corticosteroid long-term use, particularly in children[4]
- Oral and biologic therapies are expensive and reserved for patients with significant disease burden due to their potential systemic side effects
- Tapinarof has the potential to fill the need for a treatment option for atopic dermatitis based on its favorable safety, tolerability, and symptom resolution findings to date

ROIVANT SCIENCES

1. National Eczema Association 2. Asthma and Allergy Foundation of America. 3. Eichenfield, LF. Guidelines of care for the management of atopic dermatitis." 4. Coondoo, A. et al. "Side-effects of topical steroids: A long overdue revisit." Indian Dermatology Online Journal. V.5(4); 2014."

35

Tapinarof Market Opportunity in Atopic Dermatitis

	TCS	TCI	Eucrisa	Dupixent
Annual Scripts (2020)	~16.4M	~996K	~352K	~344K
Tapinarof Relative Value Proposition	• Continual long-term TCS use has the potential to cause significant side effects, such as skin atrophy • HCPs and patients are limited to intermittent treatment cycles of TCS therapy, leading to frequent disease flares and recurrence of disease	• TCIs are an additional non-steroidal option for the topical treatment of atopic dermatitis • TCI use limited by safety concerns including boxed warnings of malignancy (e.g., skin and lymphoma) reported in patients treated with topical calcineurin inhibitors	• Topical PDE4 inhibitors developed to treat atopic dermatitis have been associated with side effects including application site burning and stinging	• Biologic therapies often limited to moderate-to-severe psoriasis and atopic dermatitis patients, which comprise the smallest percentage of the affected populations • Biologics use limited by concerns with systemic side effects, high cost, and reimbursement and access restrictions

ROIVANT SCIENCES

Source: 1. Symphony PrescriberSource May 2018 – October 2020.
Market Notes: 1. Symphony PrescriberSource includes projected mail service data
Market Definition Notes: 1. TCS: Applied 39% factor on TCS volume, derived from IQVIA NDTI (Diagnosis Codes: 691801, 691802, 691803, 691804, 692901, 692902, 692904, 692905, 692907, 692908, 692909). 2. TCI: Protopic, Elidel, tacrolimus, pimecrolimus (topical-only) 3. Eucrisa: All Specialties. Dupixent: Derm-Only

36

37 *Difference vs. vehicle cream is statistically significant at p=0.05 level (the 95% confidence interval excludes 0). NRI analysis to account for higher dropout rates in vehicle group. BID, twice daily; IGA, Investigator Global Assessment; ITT, intention to treat; NRI, non-responder imputation; QD, once daily; EASI75, percentage of patients with at least 75% improvement in Eczema Area and Severity Index from baseline. Phase 2b Tapinarof Atopic Dermatitis Trial IGA Score 0 or 1 and ≥2-Grade Improvement at Week 8 Primary Endpoint was at 12 Weeks: Assessed in ITT Population (NRI Analysis) Proportion of Patients 49% 13% 0% 10% 20% 30% 40% 50% 60% Week 1 Week 2 Week 4 Week 8 Week 12 Tapinarof 1% BID (n=40) Tapinarof 1% QD (n=41) Tapinarof 0.5% BID (n=43) Tapinarof 0.5% QD (n=41) Vehicle BID (n=42) Vehicle QD (n=40) * • Percentage of patients achieving treatment success at week 12 was much higher than vehicle cream for both tapinarof concentrations, with a robust dose response • 53% of patients who applied tapinarof cream 1% BID and 46% of those who applied it QD were considered a treatment success at week 12, vs. 24% and 28% for vehicle cream BID and QD, respectively • At week 12, 60% and 51% of patients treated with tapinarof cream 1% BID and QD, respectively, achieved secondary endpoint EASI75 • The treatment effect across adults and adolescents was observed to be consistent • Observed to be well-tolerated, with the majority of treatment-emergent adverse events reported as mild or moderate

Promising Earlier-Stage Pipeline

Cerdulatinib	• Novel topical dual JAK and Syk inhibitor being developed as a potential treatment option for vitiligo and other inflammatory skin conditions such as atopic dermatitis • Vitiligo Phase 2a initiated in 2019; topline results met the primary endpoints of safety and tolerability • Multiple published reports suggest that JAK inhibitors alone might be effective for the treatment of vitiligo, and suppression of antigen-presenting cell activity by Syk inhibition has the potential to prevent initiation and stimulation of the autoimmune response that may contribute to the pathogenesis of vitiligo • In a mouse model of vitiligo, oral cerdulatinib showed a significant decrease in vitiligo scores compared with vehicle, prevented epidermal depigmentation in the mice, and was associated with a significant reduction of melanocyte-specific T cells in skin tissues • Demonstrated reductions in atopic dermatitis disease activity and evidence of drug-target engagement via biomarkers in Phase 1 study, with no serious adverse events reported or study discontinuations
DMVT-504	• Oral combination of an immediate-release muscarinic antagonist, oxybutynin, with a delayed-release muscarinic agonist, pilocarpine • Under development for the treatment of primary focal hyperhidrosis, a condition characterized by excessive sweating beyond what is physiologically required by the body or what is expected given the local environment and temperature • Designed to mitigate dry mouth typically observed with anticholinergic therapies for better long-term tolerability
DMVT-503	• Topical DGAT1 inhibitor being developed for the treatment of acne vulgaris • Conducting a preclinical mouse model study to explore the potential for DMVT-503 to induce dose-dependent atrophy of sebum-producing sebaceous glands, a similar effect to and potential biomarker of isotretinoin efficacy

ROIVANT SCIENCES
38

Immunovant

Immunovant Overview

IMMUNOVANT

Enabling normal lives for patients with autoimmune diseases



Pete Salzmann, MD

CHIEF EXECUTIVE OFFICER

Former Global Development Leader in Immunology, Head of US Immunology, in addition to various other leadership roles at Eli Lilly



Bill Macias, MD, PhD

CHIEF MEDICAL OFFICER

Former CEO at Focus Biomedical Consulting and interim CMO for Promethera Biosciences; multiple global development leadership roles in the Biomedicines Business Unit at Eli Lilly



Pamela Connealy

CHIEF FINANCIAL OFFICER

Previously CFO and COO of nonprofit organization Kiva; Global Head of Talent at the Bill & Melinda Gates Foundation; CFO of R&D and Global Head of Procurement at Genentech



Julia G. Butchko, PhD

CHIEF DEVELOPMENT AND TECHNOLOGY OFFICER

Former Chief of Staff for the Immunology and Neurosciences businesses at Eli Lilly, as well as VP of Eli Lilly's Oncology Project Management and Clinical Development teams

- Developing IMVT-1401, a novel, fully human monoclonal antibody inhibiting FcRn-mediated recycling of IgG
- Designed from inception to be a potentially class-leading subcutaneous injection
- Pipeline-in-a-product with attractive market in autoimmune diseases mediated by pathogenic IgG
- Strategy for IMVT-1401:
  - **Be best-in-class** in target indications where anti-FcRn mechanism has already established clinical proof-of-concept
  - **Be first** to study FcRn inhibition in target indications with clear biologic rationale and no known in-class competition
- Patent estate expected to provide composition-of-matter and method-of-use protection until at least 2035 in the US and other foreign jurisdictions

	Preclinical	Phase 1	Phase 2	Phase 3	Next Key Milestone
IMVT-1401 Myasthenia Gravis					Phase 3 initiation expected in late 2021 or early 2022
IMVT-1401 Warm Autoimmune Hemolytic Anemia					Phase 2a restart in late 2021 or early 2022
IMVT-1401 Thyroid Eye Disease					Study start TBD
IMVT-1401 Indication #4					Two new indications expected to be announced in H1 2022
IMVT-1401 Indication #5					

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.

40

• Roivant intends to propose to Immunovant that Roivant and Immunovant evaluate a potential transaction pursuant to which Roivant or an affiliate would acquire the minority interest in Immunovant • Roivant expects that any potential transaction would be at a per share price representing a premium to current trading levels, consistent with similar precedent transactions in the life sciences industry involving acquisitions of minority interests by majority shareholders, with the mix of cash or equity consideration to be mutually determined by Roivant and Immunovant • As Immunovant’s controlling shareholder, Roivant has received nonpublic information about Immunovant and its lead product candidate • No assurances can be given that a proposal will be made to Immunovant, that any transaction with Immunovant will be consummated or that Roivant will complete a public listing On March 8, Roivant filed a 13D/A disclosing the following: 41 Roivant Intention with Respect to Immunovant In response to the filing, Immunovant’s board of directors formed a special committee consisting of independent directors to be prepared to evaluate and negotiate any such proposal from Roivant or other parties

FcRn inhibition lowers IgG levels, suggesting utility in multiple autoimmune diseases 42 Note: List of diseases is illustrative only and does not represent our targeted indications (for more information, see Immunovant’s most recent Annual Report on Form 10-K filed with the SEC on June 1, 2021). MG: Myasthenia Gravis; WAIHA: Warm Autoimmune Hemolytic Anemia; TED: Thyroid Eye Disease; ITP: Idiopathic Thrombocytopenic Purpura; PV: Pemphigus Vulgaris; CIDP: Chronic Inflammatory Demyelinating Polyneuropathy; BP: Bullous Pemphigoid; NMO: Neuromyelitis Optica; PF: Pemphigus Foliaceus; GBS: Guillain-Barré Syndrome; PMN: PLA2R+ Membranous Nephropathy. Attractive Market in Autoimmune Diseases Mediated by Excess IgG 66,000 42,000 33,000 65,000 28,000 16,000 8,000 7,000 7,000 4,000 2,000 104,000 67,000 52,000 140,000 45,000 25,000 13,000 12,000 11,000 7,000 4,000 US Europe Illustrative list of autoimmune diseases driven by pathogenic IgG and their estimated prevalence (2020) Expanded Opportunity > 758,000 patients Additional IgG-mediated autoimmune diseases Total Europe = 480,000 Total US = 278,000 CIDP BP NMO PF GBS PMN MG WAIHA TED ITP PV Initial Opportunity ~364,000 patients

IMVT-1401 Promotes IgG Degradation[1]

FcRn Prolongs the Half-Life of IgG[2]

- **FcRn intercepts IgG**, which would otherwise be degraded in lysosomes
- The FcRn–IgG complex is then recycled to the cell surface and free IgG is **released back into circulation**

Inhibiting FcRn Promotes IgG Degradation[2]

- **IMVT-1401 binds to FcRn**, thereby preventing it from recycling IgG antibodies back to circulation
- As a result, IgG is **increasingly delivered to lysosomes** for degradation



Blood (physiological pH)
Endocytic vesicle
FcRn binds to IgG in acidified endosome
IgG dissociates at physiological pH
Non-receptor bound proteins are degraded in lysosome
Acidified endosome
FcRn-IgG complexes are sorted from unbound proteins
Lysosome
Monocyte or endothelial cell
Blood (physiological pH)
Endocytic vesicle
IMVT-1401 binds to FcRn in acidified endosome
IMVT-1401 remains bound at physiological pH
Non-receptor bound proteins are degraded in lysosome
Acidified endosome
FcRn-IMVT-1401 complexes are sorted from unbound proteins
Lysosome
Monocyte or endothelial cell
Key:
IMVT-1401
IgG
FcRn
Serum protein

1. Collins J. and Jones L, et al. IMVT-1401 (RVT-1401), A Novel Anti-FcRn Monoclonal Antibody, Was Well Treated in Healthy Subjects and Reduced Serum IgG Following Subcutaneous or Intravenous Administration. Presented at American Academy of Neurology Annual Conference., 2019. Program #P5.2-079. 2. Derry C., et al. FcRn: the neonatal Fc receptor comes of age. Nature Reviews Immunology, 2007.

ROIVANT SCIENCES
43

• In Immunovant’s ASCEND GO-2 trial, lipid parameters were assessed at baseline, at 12 weeks, and at week 20 following eight weeks off study drug • Based on preliminary, unblinded data, median LDL cholesterol at week 12: •Increased by approximately 12 mg/dL in the 255 mg dose group (corresponding to an increase from baseline of approximately 15%) • Increased by approximately 33 mg/dL in the 340 mg dose group (corresponding to an increase from baseline of approximately 37%) • Increased by approximately 62 mg/dL in the 680 mg dose group (corresponding to an increase from baseline of approximately 52%) •Did not increase in the control group • Average high-density lipoprotein (HDL) and triglyceride levels also increased but to a much lesser degree • Program-wide data review suggests that lipid elevations are predictable, manageable, and appear to be driven by reductions in albumin • Data suggest a favorable trade-off in IgG reductions vs. albumin-LDL changes across doses • No relationship to levels of thyroid hormone was observed • The increases in LDL and reductions in albumin were reversible upon cessation of dosing, and no major adverse cardiovascular events have been reported to date • Consultations with expert medical advisors have reinforced the company’s belief that Immunovant will be able to manage these changes within its development program via monitoring and management criteria, adjustments to dosing, and individualized anti-lipid therapy as appropriate After voluntarily pausing dosing in ASCEND GO-2 and ASCEND-WAIHA trials of IMVT-1401 due to elevated total cholesterol and LDL levels, Immunovant plans to resume clinical development of IMVT- 1401 in MG and WAIHA as well as announce two additional indications in the next year 44 Sources: Immunovant 10-K and 8-K filed June 1, 2021 Recent Developments

255 mg dose results in modest changes to LDL & albumin, with potent knockdown in IgG 45 Note: Data in figure from ASCEND GO-2 trial of IMVT-1401 in Thyroid Eye Disease Dashed horizontal line represents the lower limit of normal albumin Data Suggest Favorable Trade-Off in IgG Reductions vs. LDL/Albumin 2.0 2.5 3.0 3.5 4.0 4.5 5.0 0 2 4 6 8 10 12 14 16 18 20 Mean Albumin (g/dL) Week Placebo 255 mg QW 12w SC 340 mg QW 12w SC 680 mg QW 12w SC

46 1. Immunoglobulin Source: HCP survey, n=16 (March 2021). Immunovant 8-K filed June 1, 2021 HCP Feedback Consistently Suggests LDL Impact is Manageable The likelihood to prescribe a hypothetical anti-FcRn without an LDL impact and with an LDL impact of 30% is similar. This applies across a broad range of disease severity and across multiple lines of therapy. Data below refer to anticipated market share based on hypothetical LDL profile

47 1. Data presented based on exploratory analyses performed on stored samples 2. Week 6-12 timepoints; each subject shown at the point of maximal duration of blinded treatment period for IMVT-1401 LDL Was Controlled in Patients who Entered on Statins (a Post-Hoc Analysis) • Across a variety of doses and different indications, all known patients receiving statins prior to study initiation saw only minimal increases in LDL1 • Data suggest that statins can be leveraged to manage lipid levels during treatment with IMVT-1401 when necessary 0 50 100 150 200 250 Baseline Week 6-12 (19%) (28%) 1% 1% 7% 35% 29% (23%) TED Phase 2b Patients MG Phase 2a Patients LDL-c (mg/dL) 2

Only subcutaneous anti-FcRn agent with results in Myasthenia Gravis 48 1. Meriggioli M.N. and Sanders D.B. Muscle autoantibodies in myasthenia gravis: beyond diagnosis? Expert Review Clinical Immunology, 2012. 2. Sudulagunta S.R., et al. Refractory myasthenia gravis – clinical profile, comorbidities and response to rituximab. German Medical Science, 2016. 3. Rituximab is not approved by the FDA for myasthenia gravis. 4. Mantegazza R. and Antozzi C. When myasthenia gravis is deemed refractory: clinical signposts and treatment strategies. Therapeutic Advances in Neurological Disorders, 2018. IMVT-1401 for Myasthenia Gravis Myasthenia Gravis Overview • Rare autoimmune disorder affecting an estimated 66,000 people in the US1 • Characterized by weakness of muscles including ocular, facial, oropharyngeal, limb, and respiratory muscles1 • 15-20% of MG patients will experience at least one myasthenic crisis over their lifetimes, a potentially life-threatening acute complication2 • Disease caused by autoantibodies targeting the neuromuscular junction1 • ~93% of patients have an identified autoantibody1 • Anti-acetylcholine receptor (AChR) antibodies (~85%) • Anti-muscle-specific tyrosine kinase (MuSK) antibodies (~8%) Unmet Need Persists Despite Availability of Treatment Options • ~10% of MG patients refractory to current treatments, while 80% fail to achieve complete stable remission3 • Existing therapies are associated with significant side effects • Early line agents can lead to disease exacerbation and do not always prevent disease progression • Treatment for more advanced disease often requires invasive and burdensome infusions • Patients with anti-MuSK antibodies are more likely to become refractory4 • ~50% of the refractory MG population, despite comprising <10% of the overall MG population • Newest treatment option, eculizumab, only indicated for anti-AChR positive patients 1st Line 2nd Line 3rd Line 4th Line • Acetylcholinesterase inhibitors • Corticosteroids • Immunosuppressive agents • Thymectomy • IVIg • Plasma exchange • Immunoadsorption • Rituximab3 • Eculizumab Current Treatment Paradigm

IMVT-1401 for Warm Autoimmune Hemolytic Anemia

Warm Autoimmune Hemolytic Anemia (WAIHA) Overview

- Blood disorder marked by red blood cell destruction
- Estimated prevalence of 42,000 patients in the US and 67,000 patients in the EU[1]
- Presentation typically non-specific and occurs over several weeks to months
  - Fatigue, weakness, skin pallor, shortness of breath
- Severe cases can be fatal[2]

Limited Treatment Options

- Currently no FDA-approved therapies for WAIHA
- Only one-third of all patients maintain sustained disease control once steroids are discontinued
  - Majority of patients will require either long-term steroid treatment or additional therapies[3]
- No clear guidelines on choice of treatment in patients failing treatment with corticosteroids
- RBC transfusions are indicated in patients who require immediate stabilization, despite the fact that autoantibodies present in WAIHA patients may react against the transfusion of blood components[1,3]

Current Treatment Paradigm[1,3]

1st Line	2nd Line	3rd Line	4th Line
• Corticosteroids • Red blood cell (RBC) transfusion	• Immunosuppressive agents	• Rituximab[4]	• Splenectomy

ROIVANT SCIENCES

1. Immunovant 10-K filed June 1, 2021. 2. Roumier M., et al. Characteristics and outcome of warm autoimmune hemolytic anemia in adults: new insights based on a single-center experience with 60 patients. American Journal of Hematology, 2014. 3. Salama A. Treatment Options for Primary Autoimmune Hemolytic Anemia: A Short Comprehensive Review. Transfusion Medicine and Hemotherapy, 2015. 4. Rituximab is not approved by the FDA for warm hemolytic anemia.

49

Our outlook on IMVT-1401 efficacy and potential of FcRn class has improved 50 Note: All data from ASCEND WAIHA, a Phase 2 trial of IMVT-1401 in Warm Autoimmune Hemolytic Anemia. Early Data in WAIHA Trial Demonstrate Promise of IMVT-1401 8 9 10 11 12 13 14 0 2 4 6 8 10 12 14 Hemoglobin (g/dL) Week Hemoglobin (g/dL) 2 g/dL change from baseline Previous WAIHA therapy 1st line – prednisolone 2nd line – cyclosporine 3rd line – prednisolone, azacytidine (ongoing at study start) Baseline (Week 1) Week 3 Week 7 Week 13 Total Bilirubin (mg/dL) 1.6 0.4 0.3 0.3 Hemoglobin (g/dL) by visit for subject in ASCEND-WAIHA trial

IMVT-1401 for Thyroid Eye Disease

Only subcutaneous anti-FcRn therapy in clinical development for Thyroid Eye Disease (TED)

Thyroid Eye Disease Overview

- TED is also called Graves' ophthalmopathy (GO)
- 15,000-20,000 patients with active TED in the US per year
- Clinical features[1]:
  - Eye bulging ("Proptosis")
  - Eye pain
  - Double vision ("Diplopia")
  - Light sensitivity
- Can be sight-threatening[2]
- Caused by autoantibodies that activate cell types present in tissues surrounding the eye[2]
- Close temporal relationship with Graves' disease

Limited Treatment Options

- Corticosteroids are not effective in all patients and approximately one-third of patients will relapse
- Sight-threatening disease may occur in 3-5% of patients with Graves' disease[3]
  - Medical emergency requiring immediate hospitalization and evaluation for surgery[3]
- Up to 20% of TED patients require surgical intervention[3]

Current Treatment Paradigm

1st Line	2nd Line	3rd Line	Inactive Disease
• Corticosteroids	• Orbital radiotherapy • Immunosuppressive agents	• Rituximab[4] • Teprotumumab	• Orbital surgery

ROIVANT SCIENCES

1. Davies T. and Burch H.B. Clinical features and diagnosis of Graves' orbitopathy (ophthalmopathy), UpToDate, 2018. 2. McAlinden C. An overview of thyroid eye disease. Eye and Vision, 2014. 3. Bartalena L., et al. Management of Graves' Ophthalmopathy: Reality and Perspectives. Endocrine Reviews, 2000. 4. Rituximab is not approved by the FDA for Thyroid Eye Disease.

51

• We observed declines in total IgG and in Thyroid Stimulating Antibodies throughout treatment • Approximately 41 subjects reached the 13-week primary endpoint at the time of study termination vs. 77 planned. The study was therefore significantly underpowered to demonstrate efficacy • We observed changes in proptosis responder rate that were nominally significant in some treatment groups at early time periods with larger patient numbers but were not significant at the 13-week primary endpoint • We are considering alternative trial designs and patient populations and believe our next trial will be a phase two study. We plan to announce the details of this study later this year The program-wide review led to unblinding the TED trial and termination of the study 52 ASCEND GO-2 Summary

Aruvant

Aruvant Overview

ARUVANT

Developing transformative gene therapies for rare diseases



Will Chou, MD
CHIEF EXECUTIVE OFFICER

Former Global Commercial Head of Kymriah, Novartis; Head Lymphoma Clinical Development of Kymriah, Novartis



Palani Palaniappan, PhD
CHIEF TECHNOLOGY OFFICER

Former Global Technical Operations Head, Sarepta; 25 years of technical operations leadership, multiple gene therapy development programs



Punam Malik, MD
KEY SCIENTIFIC ADVISOR

Leading expert in lentiviral gene therapy, stem cell biology and clinical care of hemoglobinopathies; inventor of ARU-1801 underlying technologies

Aruvant aims to deliver a potential cure for sickle cell disease (SCD) utilizing a lower toxicity conditioning regimen

- ARU-1801 uses a self-inactivating lentiviral vector that contains a proprietary, patent protected γ-globin gene for a novel, highly potent variant of fetal hemoglobin (HbF): HbF^{G16D}
- ARU-1801's high potency has allowed for engraftment using only reduced intensity conditioning (RIC)
- Only gene therapy/editing approach to generate potentially curative clinical data without high intensity conditioning (and associated prolonged hospitalizations, extensive neutropenia and loss of fertility)
- Clinically meaningful reductions in vaso-occlusive events (VOEs) observed in all patients treated to date
- Curative potential with first patient durable response out to at least three years post-treatment
- Composition-of-matter patent expected to provide IP protection until at least 2035
- Aruvant is also developing ARU-2801, a one-time AAV gene therapy for the potential treatment of hypophosphatasia, a potentially devastating, ultra-orphan disorder currently treated with a chronically administered enzyme replacement therapy

Program	Preclinical	Phase 1	Phase 2	Phase 3	Next Key Milestone
ARU-1801 Sickle Cell Disease	■	■	■ (partial)		Ongoing New Patient and Follow-Up Data Through 2021, Including Data from Five Patients by YE 2021
ARU-2801 Hypophosphatasia	■ (partial)				IND-enabling studies currently ongoing

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.

54

Sickle Cell Disease (SCD) is a Devastating Genetic Disease Caused by Abnormal Sickle Hemoglobin

Sickle Cell Disease

- Leads to hemolysis and vaso-occlusive events (VOEs), where sickled red blood cells obstruct circulation, causing severe pain and ischemic tissue injury
- Major complications include chronic hemolytic anemia, stroke, and progressive organ damage
- Mean age of death in the US is 44 years[1]

High unmet need for more patient-friendly potentially curative therapies

- Persistent VOEs with current medical therapy options
- Less than 20% of sickle cell patients have a matched sibling donor[2]
- Complications associated with allogeneic transplant are not well tolerated in adults with SCD

US/EU

ROW ~17-25M patients[6,7]

~225K	SCD patients[3,4]
~100K	Severe SCD patients[5]
~25K	Eligible for gene therapy[5]
~$40B	Market opportunity[5]

HbF is the Most Potent Anti-Sickling Globin For Treatment of SCD

HbF disrupts both axial and lateral contacts in HbS polymers[8]


HbS
HbF
Lateral contact
Axial contact
α
βs
Q87
A22
γ

Both axial and lateral contacts disrupted by A22 and Q87

Clinical benefit of increasing HbF is extensively described in the literature

- **HbF levels > 8.6%** are associated with improved survival[9]
- **HbF levels > 20%** are associated with a 2-4-fold reduction in hospitalizations[10,11]
- **HbF levels > 30%** can result in **asymptomatic disease**[12]

ROIVANT SCIENCES

1. Paulukonis S & Hagar R. Blood. 2017 Dec; 130(1); 2133. 2. Walters, Mark C. Current opinion in hematology 22.3 (2015): 227. 3. US Patient Population: Sickle Cell Disease Statistics, CDC. 4. EU Patient Population: European Medicines Agency 5. Based on internal market research. Market opportunity is based on eligible patients today and is not an annual number. 6. International Journal of Africa Nursing Sciences 3 (2015) 56–64 7. Robust Indian patient registries do not exist; ranges are extrapolated based on recessive gene frequency. 8. HbF inherently anti-sickling due to two residues (A22, Q87) disrupting both axial and lateral contacts in HbS polymers. 9. Platt, O S et al. *The Journal of clinical investigation* vol. 74,2 (1984): 652-6. 10. Powars, D R et al. *Blood* vol. 63,4 (1984): 921-6. 11. Estepp, Jeremie H et al. *American journal of hematology* vol. 92,12 (2017): 1333-1339. 12. Ngo, Duyen A et al. *British journal of haematology* vol. 156,2 (2012): 259-64; demonstrated HbS/HPFH is asymptomatic and typically shows pan-cellular distribution of HbF >30%.

55

ARU-1801's Unique Attributes Drive High Potency that Enables Use of RIC

Proprietary G16D Modification Drives Higher HbF Payload Per Vector Copy in Preclinical Studies

G16D mutation in γ-globin increases HbF formation

- Changes glycine (G) at position 16 to aspartic acid (D)
- γ-globin^{G16D} has demonstrated a higher affinity for α-globin and is thus more likely to form HbF[1-4]


α-globin
β^{sickle}-globin
γ-globin^{G16D}
HbS
HbF^{G16D}
G16D γ-globin increases the relative fraction of Hb tetramers that are HbF vs. HbS, as compared to unmodified γ-globin

Higher G16D potency demonstrated in mouse models

- HbF^{G16D} led to 1.5 – 2x more HbF per vector in well-established SCD mouse models[1]


15
10
5
0
%HbF expression normalized to VCN
P<0.05
HbF^{G16D}
HbF
γ-globin^{WT}
γ-globin^{G16D}

HbF^{G16D} Payload May Have a More Potent Clinical Anti-Sickling Effect Than Endogenous HbF

Hemolysis in SCD mice


50
45
40
35
30
25
20
15
10
5
0
% Reticulocytes
0
10
20
30
40
50
% HbF
Untreated (n=4)
HbF (n=8)
HbF^{G16D} (n=8)

- Lower % reticulocytes indicates less sickling and hemolysis[5]
- At the same level of % HbF (yellow oval)
  - HbF^{G16D} is superior to endogenous HbF at reducing reticulocyte count[1]

ROIVANT SCIENCES

1. ARU-1801 IND. 2. Am J Clin Pathol . 1981 Jun;75(6):843-6. 3. Biochimica et Biophysica Acta 1963 Dec; 78(4):637-643 4. J Biol Chem. 2004 Jun 25;279(26):27518-24. 5. J Clin Invest. 2017 Mar 1; 127(3): 750–760

56

Our Cellular Manufacturing Process Leverages a Proprietary Stemness Enhancer to Facilitate Engraftment



CD34+ selection
Stimulation
Transduction
Long-term engraftment
+ Stemness Enhancer
Stemness enhancer:
• Promotes HSC self-renewal
• Inhibits differentiation
True HSC
More true stem cells transduced / transplanted
For any given product VCN, higher chance of engraftment and long-term durability
Standard Process
Without stemness enhancer, some HSCs differentiate into progenitors
Progenitors do not contribute to long-term engraftment

ROIVANT SCIENCES

57

ARU-1801 With RIC Has Potential Benefits for Patients, Providers and Payors

Reduced intensity conditioning (RIC) with melphalan 140mg/m^2 may provide significant clinical benefit compared to the busulfan-based regimen used by the other leading SCD gene therapy candidates, including the potential for lower risk of secondary malignancy

Note: no head-to-head studies of these products have been conducted

	Busulfan 3.2 mg/kg/day* (Used by myeloablative gene therapies)	Melphalan 140 mg/m^2 (Used by ARU-1801)
Neutropenia Recovery Time	20 days[1]	7 days[2]
Platelet Recovery Time	28 days[1]	8 days[2]
Neurotoxicity	Seizure prophylaxis required[3]	No seizure prophylaxis required[4]
Ovarian Failure	70 - 80%[5]	30 - 40%[5]
Chemo Administration	4 days[6] daily PK monitoring	1-hour infusion[4]
Days in Hospital (Median)	44 days[6]	0-5 days[7]
Potential for Outpatient Administration	Low[3] *(longer cytopenias, multiple infusions)*	High[7] *(common in multiple myeloma)*
Backup Collection	Required[8]	Not required[9]
Risk if No Engraftment	Rescue transplant required[8]	No rescue required[9]

ROIVANT SCIENCES

Table reflects combination of gene therapy protocols, reported results from gene therapy trials, and literature on the use of these conditioning agents in other settings.
*Dose adjusted to a targeted AUC for busulfan of 4200 μM*min. 1. bluebird bio ASGCT 2020. Resolution of Sickle Cell Disease (SCD) Manifestations in Patients Treated with LentiGlobin Gene Therapy: Updated Results of Phase 1/2 HGB-206 Group C Study. 2. Based on data from 3 ARU-1801 patients. 3. Busulfan label; seizure prophylaxis required but not with phenytoin due to PK interaction with busulfan. 4. ALKERAN label. 5. Estimated based on Kaplan-Meier plot in post-pubescent female children based on time to elevated FSH level with up to 8 years follow up (Panasuik et al. BJH 2015). 6. ZYNTEGLO EPAR. 7. Boston Medical Center. B Freeman et al. (2014) Bone Marrow Transplantation and Guru Murthy GS et al. (2019) Biol. Blood Marrow Transplant; outpatient autologous HSCT are already performed for multiple myeloma and AL amyloidosis 8. Rescue cell collection required per bluebird bio protocol. 9. Based on Aruvant protocol.

58

59 Bluebird bio disclosed 2 recent cases of MDS / AML on 2/16/21 via press release. 1. Brunson et al. Blood 2017, 130:1597 2. Seminog et al. J R Soc Med 2016, 109:303 3. Kiladjian JJ, et al. Blood. 2008 Nov; 112(11):1746. 4. Nielsen I, et al. Am J Hematol. 2003 Sep;74(1):26-31. 5. Björkholm M, et al. J Clin Oncol. 2011 Jun 10;29(17):2410-5. 6. Kissova J, et al. Anticancer Res. 2014 May;34(5):2489-96. 7. Greene MH et al. Ann Intern Med. 1986 Sep;105(3):360-7. 8. Tucker MA et al. J Natl Cancer Inst. 1987 Mar;78(3):459-64. 9. Cuzick J et al. Br J Cancer. 1987 May;55(5):523-9. 10. Tucci et al. EHA 2020. Poster Presentation. 11. CIBMTR 2019 Cellular Therapy Summary Slides 12. Fan H, et al. Viruses. 2011 Apr;3(4):398-422. 13. Hsieh MM, et al. Blood Advances. 2020 May;4(9):2058-2063. 14. bluebird bio press release 3/10/21 15. https://investor.bluebirdbio.com/news-releases/news-release-details/bluebird-bio-provides-update-severe-genetic-disease-programs-and bluebird bio MDS/AML Cases Highlight the Importance of Safety for All Gene Therapies • Over 250 patients treated with lentiviral-modified stem cells with no episodes of insertional oncogenesis10 • Thousands treated with lentiviral CAR-T11 • Lentiviral vectors originated from HIV-1, which is not associated with tumorigenesis12 Long track record of lentiviral vector safety • LentiGlobin, CTX001 and other gene therapies require high dose myeloablative busulfan • ARU-1801 leverages lower dose, reduced intensity melphalan • Higher doses of alkylating agents lead to higher risk of MDS / AML7,8,9 and we believe may exacerbate SCD malignant predisposition High doses of chemotherapy a known risk • There are accepted methods to determine if vector was responsible for oncogenesis13 • bluebird bio conducted systematic analysis of first MDS patient to demonstrate that vector was not responsible; it is possible that use of busulfan and underlying disease risk may have played a role13 • In addition, bluebird bio has announced that based on available results to date, it is very unlikely that recently reported AML case in Phase 1/2 Study was related to lentiviral vector used14 • Recent MDS case reclassified as not a case of MDS, diagnosis changed by investigator to transfusion-dependent anemia15 Lentiviral vector exonerated in BLUE cases • Population studies show SCD patients have a 1.5-11x increased risk for hematological malignancies1,2 • Concomitant therapies, such as hydroxyurea, are associated with leukemogenesis3,4,5,6 and we believe may exacerbate risk in SCD SCD patients at increased risk for malignancy BLUE issues highlight the need for safer conditioning regimens for SCD patients receiving gene therapy

The MOMENTUM Study is a Phase 1/2 Trial of ARU-1801 Utilizing Reduced Intensity Conditioning (RIC) in Patients with Severe SCD

Key Inclusion Criteria

- HbSS / HbSβ0 / HbSβ+ thalassemia
- 18-45 years of age
- Patients with severe SCD (≥2 VOEs per year, or ≥2 lifetime ACS, or requiring chronic transfusions)
- Failed hydroxyurea, actively refused to take it, or have no access
- No matched sibling donor or refused allogeneic transplant

Key Exclusion Criteria

- History of stroke or on disease modifying therapy for moderate to high risk for stroke
- Patients with alpha thalassemia (2 or more deletions)

MOMENTUM


Consent, screening, enrollment
2 months of HbS reduction to <30%
Stem cell collection (PBSC)
CD34+ isolation and cryopreservation (goal ≥ 8 x 10⁶ CD34+ cells/kg)
Conditioning 140 mg/m² melphalan
ARU-1801 manufacture
ARU-1801 IV infusion

ROIVANT SCIENCES

ACS, acute chest syndrome; PBSC, peripheral blood stem cell.

60

Data from first three patients to date 61 ARU-1801 Has Demonstrated Durable Engraftment Through 36 Months and Potentially Curative HbF Levels Greater than 30% with Refined Manufacturing Process II ASGCT 2019 Oral Abstract Session 123, Abstract 50, Monday 29 April 2019 by Dr. Punam Malik. Aruvant data * % of endogenous Hb expressed as % of sum (HbFG16D, HbF, HbA2, and HbS) to account for transfused HbA blood. Patient 2 expresses ~3% endogenous HbA which is not included in the endogenous Hb calculation as it cannot be distinguished from exogenous HbA during transfusions 1. Ngo et al. (2011). F-cells (at 12 months) 57% 43% 96% HbFG16D HbF HbA2 Hb Types Durable anti-sickling Hb level through 36 months Patient 2 Patient 3 Hemoglobin (% of endogenous Hb*) Process I manufacturing Process II manufacturing 38% total HbF expression at 12 months Patient 1 Durable engraftment through 36 months 0% 10% 20% 30% 40% 50% 6 12 18 24 30 36 Month 0% 10% 20% 30% 40% 50% 6 12 18 24 30 36 Month 0% 10% 20% 30% 40% 50% 1 2 3 4 5 6 12 30% threshold for absence of symptoms1

62 VCN, vector copy number. Data Demonstrate Potential to Deliver Durable, Meaningful VOE Reductions to Patients with SCD Process I Process II • Process I has shown durable engraftment to 36+ months in Patients 1 and 2 • Process II has shown improved product profile with Patient 3 showing highest VCNs, HbF, and F-cells to date • Additional Process III (Phase 1/2) and Commercial Process (pivotal trial) being developed with the aim of further increasing VCNs Hospitalized VOEs Total VOEs Pre-treatment (24 mo) Post-treatment (24 mo) Reduction (%) Pre-treatment (24 mo) Post-treatment (24 mo) Reduction (%) Patient 1 7 1 86% 41 3 93% Patient 2 1 0 100% 20 3 85% Patient 3 6 0 at 12 mos 100% 12 0 at 12 mos 100%

CMC Process Improvements Scheduled For 2H 2021 to Prepare For Commercial Supply

	1H 2021		2H 2021	1H 2022+
	Phase 1/2			Phase 3
	Process I	Process II	Process III	Commercial
G16D mutation	✓	✓	✓	✓
Stemness enhancer	✓	✓	✓	✓
Optimized peripheral apheresis		✓	✓	✓
Optimized MOI		✓	✓	✓
Optimized academic vector purity		✓	✓	
Additional transduction enhancer			✓	✓
Optimized transduction conditions				✓
Optimized commercial vector				✓
Centralized commercial cell product manufacturing				✓
Target Average VCN	0.33	~ 1	~1-2	~1-3
Time of introduction	Ph1/2: Patients 1-2	Ph1/2: Patients 3-4	Ph1/2: Patients 5-9	Pivotal trial

MOI, Method of induction; VCN, vector copy number.

ROIVANT SCIENCES

63

64 *Limiting trial inclusion/exclusion criteria are similar across SCD gene therapy trials (eg BLUE, CRSP, etc.) and include restriction of genotype (HbSS, HbSβ0, HbSβ+), threshold frequency of severe VOEs (≥4 in prior 24 months), and exclusion of pts with severe cerebral vasculopathy ARU-1801 Key Market Assumptions Based on HCP Research ~55% ~30% ~15% Severe, Meet trial I/E criteria* Severe but currently excluded per trial I/E criteria* Breakdown of SCD Patients Likely insufficiently severe to consider Gene Therapy 49% 70% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Eligible for Myeloablative GTx (eg Busulfan) Eligible for RIC GTx (eg Mel140) Of the 15% … • Use of busulfan conditioning is a major barrier to adoption, restricting patient groups eligible or willing to receive treatment • ARU-1801’s RIC approach expands the fraction of severe patients considered eligible for gene therapy Total SCD Pts: ~100k US, ~125k EU ~35,000 patients ~70,000 patients • ARU-1801 LCM: antibody-based conditioning collaboration with Jasper Therapeutics seeks to further expand access to • patients with severe disease not defined primarily by frequency of VOEs • patients whose condition precludes use of high-intensity conditioning regimens such as busulfan

ARU-2801 for Hypophosphatasia

ARU-2801 is an adeno-associated virus gene therapy designed to treat hypophosphatasia, a devastating, ultra-orphan disorder that affects multiple organ systems and leads to high mortality

ARU-2801 is a potential one-time gene therapy for hypophosphatasia (HPP) that could replace ERT SOC and deliver durable efficacy without chronic administration

Encouraging preclinical data

Durable increases in tissue non-specific alkaline phosphatase (ALP) levels through 18 months

Potential for curative reduction in disease burden

- Significant increase in survival
- Amelioration of bone defects with development of mature bone
- Normalization of body weight and bone density

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.
ERT: enzyme replacement therapy. SOC: standard of care.
Sources: Matsumoto T et alt Molecular Therapy Methods and Clinical Development 2021 and J Pediatr . 2019 Jun;209:116-124.e4

65

Hypophosphatasia (HPP) is a Devastating and Potentially Fatal Orphan Disorder with No Gene Therapy Treatments Available

HPP is caused by mutation in the *ALPL* gene and is characterized by low or no expression of tissue non-specific alkaline phosphatase (TNS-ALP)

Mutant TNS-ALP impairs bone mineralization…

- In HPP, TNS-ALP, is mutated and cannot convert pyrophosphate (PPi) to phosphate (Pi), a key component of bone hydroxyapatite
- This results in limited hydroxyapatite formation, and therefore limited bone mineralization


Normal
HPP
HAP
HAP
HAP
Ca
P_i
P_i
PP_i
TNSALP
Osteoblast
Chondrocyte
Ca
P_i
PP_i
HAP

Osteoblast
Chondrocyte

…leading to severe musculoskeletal compromise

- Severe forms result in respiratory failure from chest hypoplasia, seizures, and limb deformity
- Left untreated, 50% of severe perinatal / infantile-onset incident patients die in first year of life[1]


A



ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.

1. J Pediatr. 2019 Jun;209:116-124.e4. doi: 10.1016/j.jpeds.2019.01.049. Epub 2019 Apr 9. 2. Fraser D: Hypophosphatasia. Am J Med. 1957, 22: 730-46. 10.1016/0002-9343(57)90124-9. 3. Ann Hum Genet . 2011 May;75(3):439-45. doi: 10.1111/j.1469-1809.2011.00642.x. Epub 2011 Mar 24

66

Chronic Administration, Injection Site Reactions, and Poor Durability of Strensiq Leave High Unmet Need that ARU-2801 Could Potentially Address

Chronic, lifetime injections

- Up to 6x SC injections/week for a lifetime
- Multiple strength products need to be matched with patient weight
- Compliance issues

Short half life with peaks and troughs

- T_{max} 15 – 20 hours and half-life – 2.28 days
- Low bioavailability
- Slow absorption

AEs at injection site

- Frequent injection site reactions
- Lipohypertrophy shown in 30% of patients, including 70% of juvenile-onset patients

ARU-2801 can potentially eliminate these inherent chronic dosing and PK/PD issues

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.
1. https://www.ema.europa.eu/en/documents/product-information/strensiq-epar-product-information_en.pdf. 2. JCI Insight. 2016 Jun 16; 1(9): e85971. Published online 2016 Jun 16. doi: 10.1172/jci.insight.85971.
3. https://www.accessdata.fda.gov/drugsatfda_docs/nda/2015/125513Orig1s000MedR.pdf

67

In HPP Murine Models, ARU-2801 Results in Durable, High Levels of ALP and Survival to 18 Months

High ALP levels in HPP murine model (Akp2$^{-/-}$)



100
10
1
0.1
0.01
ALP activity (U/ml)
0
5
10
15
months
HPP model
<1 mo survival
ARU-2801 1e12
ARU-2801 3e11
ARU-2801 1e11
WT
HPP disease model (Akp2-/-)

Durable 18-month OS of 70%



100
50
0
Survival (%)
0
5
10
15
months
ARU-2801 1e12
ARU-2801 3e11
ARU-2801 1e11
HPP disease model (Akp2-/-)

No evidence of ectopic calcifications at these therapeutic doses

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.
1. Matsumoto T et alt Molecular Therapy Methods and Clinical Development 2021.

68

Small Molecule Discovery Engine

Platform Distinctively Combines Computational Physics and Machine Learning Capabilities 70 Predicts how molecules will interact by computationally modeling (based on quantum physics) the forces and energies of the atomic and sub-atomic particles that comprise the molecular system Predicts how molecules will interact by programming a computer to mathematically recognize patterns from experimental “training” data on how other molecules interact How it Works Key to Success The accuracy and speed of “binding free energy” calculations, the computational proxy for the binding affinity of two molecules at various poses Access to, and ability to appropriately curate, relevant training data for the specific drug discovery problem ➢ Higher likelihood of identifying novel binding pockets on previously “undruggable” targets ➢ Replace experimental assays with in silico assays, saving time and cost ➢ Accelerate hit-to-lead and lead optimization o Decompose atom-by-atom contributions to binding through computational physics, enabling more effective improvements to chemical structure o Predict pharmacokinetic properties through machine learning COMPUTATIONAL PHYSICS MACHINE LEARNING

VANTAI

Machine Learning & Systems Biology Platform

Computational platform powers several core applications

De Novo Drug Design



Algorithmically design drugs, reverse engineered from target and disease biology

Ex. VantAI-designed bifunctional degraders and glues exhibited on-target degradation, including for historically hard-to-drug or undruggable targets

Target & MOA Prediction



Modality agnostic target prediction. AI-powered novel MOA understanding down to the atomic level

Ex. VantAI evaluated IP repurposing opportunities to identify high priority indications for further development

Pathology Interactome Mapping



Systematic disease and molecular pathway mapping of target profiles

Ex. VantAI accurately predicted off-target degradation for degrader with no known promiscuity

In Silico ADMET



Task-specific models for ADMET properties that leverage the power of embeddings and transfer learning

Ex. VantAI more accurately predicted solubility vs. traditional methods for ~100 bifunctional degraders and glues

ROIVANT SCIENCES

71

Computationally Enabled Physics Platform

Force Field Engine
Bespoke parameterization using quantum mechanics on every molecule

Atomic Decomposition
Visualize atom-by-atom contributions of a ligand binding to a protein

High-Performance Computing
All-atom simulations at biologically meaningful timescales with cluster of >500 GPUs

Virtual Screening
Free energy simulations to identify hit compounds without ligand training data

Research Infrastructure
Rapidly iterate between experiments and computation to drive design cycle



Water Thermodynamics
Predict high-energy water hot spots

Binding Free Energies
Capture all aspects of binding free energy, including flexibility, entropy, and desolvation

Enhanced Sampling
Capture complex biological motions and model protein-protein interactions

Integrated Biophysics Data
Incorporate experimental data to improve simulation accuracy for biologically relevant states

72

Roivant Biophysics and Structural Biology Advantage

Biophysics ⟷ **Structural Biology**

Enhance Simulations with Biologically Relevant Data



Hydrogen-Deuterium Exchange (HDX)

- Detect buried protein regions in binary and ternary complexes
- Augment simulations to generate atomic-resolution models in days (X-ray or CryoEM take months or longer)



Nuclear Magnetic Resonance (NMR)

- Fragment screening
- Binding affinity in solution without protein labels, tags, or attachments
- Ligand-observed techniques
- STD & W-LOGSY
- Protein-detected NMR to characterize interactions with specific pockets



X-ray Crystallography

- Solved high-resolution crystal structures for challenging targets
  - KRASG12D
  - HIF2a
  - SMARCA2/VHL
- Complementary to simulations



Protein Science

- Generated hundreds of protein samples using 3 expression systems (mammalian, insect, and bacterial)
- Produced NMR-labeled ADAR1 and WRN protein



STD: Standard Transfer Difference. W-LOGSY: Water-Ligand Observed via Gradient Spectroscopy.

ROIVANT SCIENCES

73

74 Improvements from Combining AI and Physics Approaches 퐸 풓푁; 휁 = ⋯ (ζ) + ෍ 푖<푗 푞푖 ∙ 푞푗 풓푖 − 풓푗 + ෍ 푖 퐸DNN 풓푗 − 풓푖| ∀푗 s.t. 풓푗 − 풓푖 < 푟 푐 QM Force Field with AI Augmentation Post analysis Improved pKa Predictions QM Model QM+ML Model Acidic Basic Physics — captures key interactions such as hydrogen bonding, electrostatics, dispersion, and bonded terms Machine Learning — augments the physics-based model by including quantum mechanical data to capture subtle interactions like pi-pi stacking and polarization

Successfully Solved Crystal Structures for Challenging, High-Value Targets

KRASG12D

- Number of structures: 2
- Best resolution: 1.9 Å
- Details
  - G12D mutant
  - Inhibitors bound to on/off forms
  - Structures within 1 month



HIF2a

- Number of structures: 3
- Best resolution: 1.7 Å
- Details
  - Apo/Holo
  - Allosteric
  - Novel virtual screening hit



SMARCA2/VHL

- Number of structures: 1
- Best resolution: 2.3 Å
- Details
  - Ternary complex with ACBi1
  - Linker-dependent conformational differences



ROIVANT SCIENCES

Apo: unbound. Holo: bound.

75

Roivant's Platform Unlocks New Opportunities To Drug High Value Targets

Target Category	Challenge	Opportunity	Roivant Edge
Phosphatases *(SHP2, PP2A)*	Non-druglike inhibitors due to charged, polar catalytic site	Allosteric inhibitors and/or heterobifunctional degraders/glues	Advanced simulations and integrated biophysics to identify novel, druggable allosteric sites; ML-based protein-protein interface modeling to design optimal degrader pharmacophore
Transcription Factors *(AR, STAT3, HIF2A)*	Modulation of DNA binding	High-affinity ligands and/or heterobifunctional degraders/glues	Exploration of larger chemical space via free energy simulations and atom-by-atom design tools; use of degron knowledge graph to identify degron motifs and reverse-engineer warhead and recruiter ligands
Signaling Proteins *(KRAS, CRAF, JAK2-617F, STING)*	Tuning signal modulation (agonism vs. antagonism)	Designed conformational modulators	Targeted simulations along biologically relevant reaction path
Nucleic Acid Binding Proteins *(WRN, ADAR1)*	No classic small molecule binding sites	Targeting cryptic pockets and/or heterobifunctional degraders/glues	Long-timescale molecular dynamics, mixed-solvent molecular dynamics, and water thermodynamics to discover novel cryptic pockets

ROIVANT SCIENCES

Note: The above are examples of potential applications for our existing platform technologies.

76

We utilize an iterative approach that always begins with the fundamental physical process and where our methods can overcome inefficiencies and bottlenecks 77 Platform Models Key Steps of Degradation Process Solubility Permeability Binding Kinetics Binding Affinity Structure Dynamics Ubiquitination Degradation Modeling ternary structure is critical to predictive targeted protein degradation platform • Computational methods often not suited to accurately predict the ternary complex • Experimental methods such as X-ray and CryoEM take months

Fully Integrated Binding Simulation with Hydrogen-Deuterium Exchange Data

Most Accurate Ternary Structure Prediction Known

Integration of experimental hydrogen-deuterium exchange (HDX) data offers unique advantage

Final Statistics:
- Warhead-interface RMSD = 0.4 Å
- Ligand-interface RMSD = 0.65 Å
- Fraction of native contacts = 90%

Computational Details:
- Simulation times:
  - 15 μs for formation of encounter complex
  - 5 μs for re-arrangement
- GPUs and time to solution:
  - 32 GPUS x 3 day
- System size: 125K atoms
- WE Collective Variables:
  - For d>4.5 Å → CV: Minimum distance
  - For d<4.5 Å → CV: Number of native contacts


VHL
SMARCA2
PROTAC

ROIVANT SCIENCES
78

Small Molecule Discovery Pipeline Spans High-Value Targets Across Oncology, Neurology, and Immunology

Target & MoA	Opportunity Profile	Potential Indications/Patient Populations
AR Degrader	• Prostate cancer that progresses on AR inhibitors is usually still AR-driven, indicating benefit from degradation • Ability to go after wild type, amplified, and AR mutant variants	• Broad prostate cancer (metastatic, non-metastatic, neo-adjuvant settings)[1] • Precision medicine AR mutant prostate cancer[2]
STAT3 Degrader	• Historically undruggable transcription factor and central node within JAK-STAT signaling pathway; precision medicine and I/O opportunities	• STAT3-mutated-hyperactivated tumors (e.g., PTCL); solid tumors and hematologic malignancies with STAT3-activation in tumor micro-environment (I/O combo potential)[3-4]
BRD4 Degrader	• Specific degrader of BRD4, an epigenetic reader and transcriptional regulator • Aim to significantly improve on efficacy vs BETi by fully abrogating BRD4 function	• Myelofibrosis (treatment-naïve and Jakafi-experienced)[5] • Other hematologic malignancies[6]
CBP/P300 Degrader	• CBP/P300 control expression of oncogenic factors (e.g., AR, c-Myc) in prostate cancer • Synthetic lethality target (LOF mutations) with precision medicine approach	• AR+ prostate cancer (including AR mutants and splice variant subsets)[7], tumors with CBP or P300 LOF (e.g., DLBCL, FL, NSCLC, bladder cancer)[8]
SHP2 Degrader	• Difficult-to-drug protein tyrosine phosphatase and central node downstream of RTKs • Precision medicine and I/O opportunities with mono and combination therapy	• Broad potential application across a variety of solid tumors[9-10] • Combination opportunities with EGFR inhibitors, KRAS inhibitors, anti-PD1s[11]
SMARCA2/4 Degrader	• Synthetic lethality target in multiple tumor types (e.g., SMARCA4 LOF)	• SMARCA4-mutated NSCLC (~10% of NSCLC overall)[12] • Tumor agonistic indication: SMARCA4-mutated solid tumors[13-16]
KRAS G12D Degrader	• Historically undruggable oncogene variant G12D • Most frequently mutated oncogene in human cancers	• KRAS G12D mutant tumors[17-18] • Highest rates in PDAC, CRC, endometrial, lung cancer[19]

ROIVANT SCIENCES

1. Fujita 2019; 2. Brooke 2009; 3. Zou 2020; 4. Shahmarvand 2018; 5. Saenz 2017; 6. Reyes-Garau 2019; 7. Jin 2017; 8. Iyer 2004; 9. Zhang 2015; 10. Chen 2020; 11. Liu 2021; 12. Herpel 2017; 13. Jelinic 2014; 14. Fernando 2020; 15. Hasselblatt 2014; 16. Huang 2020; 17. Uras 2020; 18. Ghimessy 2019; 19. Massachusetts General Hospital – Cancer Center: KRAS, G12D (c.35>A)

79

Small Molecule Discovery Pipeline Spans High-Value Targets Across Oncology, Neurology, and Immunology, continued

Target & MoA	Opportunity Profile	Potential Indications/Patient Populations
mHTT Degrader	• Neurodegenerative disease target characterized by CAG repeats and toxic mHTT protein aggregation; no approved therapies can reduce level of toxic mHTT	• Huntington's disease[1-2]
STING Degrader	• Potential for precision immunology and rare disease medicine approach • Molecularly defined autoinflammatory diseases	• STING, type I IFN driven inflammatory diseases: type I IFN-high SLE[3] • Neuroinflammatory diseases: subsets of ALS, Parkinson's defined by STING/IFN biomarkers[4] • Rare monogenic diseases: SAVI and others[5]
NLRP3 Degrader	• Inflammasome; innate immune pathway target; central regulator of IL-1β and IL-18 cytokine secretion • Drives inflammation across a broad range of chronic disorders	• Autoimmune and inflammatory diseases such as Cryoporin-associated periodic syndromes (CAPS), gout, SLE, IBD, Behcet's, and asthma[6-8]
ADAR1 Inhibitor	• Intracellular innate immune checkpoint target & biomarker defined tumor cell dependency • Potential to overcome PD1/PDL1 resistance	• Type I IFN-high solid tumors including lung, colon, breast, ovarian[9-10]
WRN Inhibitor	• Synthetic lethal target required in tumors with DNA damage repair deficiency	• MSI colorectal, gastric cancers[11-12] • PARP inhibitor combinations[13]
JAK2-617F Inhibitor	• Potential for precision medicine approach • Selective for mutants of blood neoplasm driver	• V617F driven myeloproliferative neoplasms: polycythemia vera, essential thrombocythemia, primary myelofibrosis, AML[14-16]
CRAF Inhibitor	• Synthetic lethal target required in KRAS and NRAS mutant tumors • CRAF mutant tumors	• NRAS mutant melanoma[17] • KRASG12X (non G12C) tumors: lung, colon, many other GIs[18-19] • CRAF mutant GI cancers: gastric, colon, lung, other[20]
HIF2A Degrader	• Synthetic lethal target required specifically in tumors with 'Achilles' heel' mutation	• VHL mutant RCC[21] • Pheochromocytoma[22-23]

ROIVANT SCIENCES

1. Lakra 2019; 2. Ast 2018; 3. Elkon 2011; 4. Chin 2019; 5. Fremond 2020; 6. Shen 2018; 7. Li 2020; 8. Wang 2020; 9. Xu 2019; 10. Herbert 2019; 11. Lieb 2019; 12. Zimmer 2020; 13. Chan 2018; 14. Vannucchi 2008; 15. Gotlib 2010; 16. Kilpivaara 2009; 17. Kaplan 2012; 18. Lito 2014; 19. McCormick 2018; 20. Holderfield 2015; 21. Hoefflin 2020; 22. Comino-Mendez 2013; 23. Jochmanova 2014

80

Proteovant Overview

proteovant THERAPEUTICS

Integrating extensive medicinal chemistry intuition and biology insight with deep, proprietary artificial intelligence capabilities



Drew Fromkin

CHIEF EXECUTIVE OFFICER

30+ years leadership in public & private healthcare co's, serves as Vant Portfolio Operating Partner. Previously CEO Tarveda Therapeutics, CEO of Clinical Data (CLDA) ($1.5 Billion Sale); Head Corp Dev. Merck-Medco



Ruby Holder

CHIEF STRATEGY OFFICER

25+ years in healthcare, the majority spent as a long-short healthcare portfolio manager. Previously VP of Roivant Governance, Managing Partner & Portfolio Manager of Greywall Asset Management



Zhihua Sui, PhD

CHIEF SCIENTIFIC OFFICER

30 years of experience in drug discovery and advancement of more than 20 compounds into the clinic across various therapeutic areas. Previously VP Head of Chemistry and Strategic Outsourcing at Agios, also held various leadership roles at Janssen Pharmaceuticals



Tiago Girao, CPA

CHIEF FINANCIAL OFFICER

20+ years leading teams in accounting, finance, treasury, investor relations and other corporate operations functions. Previously CFO of Respivant, CFO of Cytori, 10+ years of experience in public accounting at KPMG and Ernst & Young as Senior Manager



Helai Mohammad, PhD

HEAD OF CANCER BIOLOGY

15+ years of experience in oncology research with emphasis on epigenetics. Previously Senior Scientific Director at GlaxoSmithKline



Scott Priestley, PhD

HEAD OF DISCOVERY CHEMISTRY

23+ years leading drug hunting, chemistry teams where he delivered numerous development compounds across various disease areas. Previously Director of Discovery Chemistry at Bristol Myers

- Newly formed Vant focused on the discovery and development of novel, targeted protein degraders
- Proteovant's protein degradation platform is supported by an initial $200 million equity investment by SK Holdings, a strategic investment arm of SK Group in Korea
- Broad, initial degrader pipeline obtained through the acquisition of Oncopia Therapeutics, which was cofounded by Dr. Shaomeng Wang at the University of Michigan. Long-term discovery partnership established with Dr. Wang.



Dr. Wang is a world-renowned scientist focused on the discovery of protein degradation, at the University of Michigan. Over 15 years, Dr. Wang and his team have developed a pipeline of degraders for more than 10 targets and has an IP estate of hundreds of patents in the US and abroad.

- Leveraging Roivant's investments in computational sciences through close collaborations with VantAI (machine learning and systems biology) and Silicon Therapeutics (computational physics)
- Assembled a world-class team
- Robust degrader patent estate

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.

81

82 Proteovant’s Degrader Discovery Approach Mirrors Roivant’s Drug Discovery Philosophy Leader in Computational Drug Discovery Unique combination of computational physics and machine learning based platforms for in silico design of small molecules Leader in Degrader Discovery Initial pipeline of degraders for targets spanning oncology, immunology, and neurology, with first Phase 1 initiation expected in 2022 “Investment lens” for target identification, powered by computational tools and interdisciplinary team of R&D experts, investors and data scientists Target Selection Novel ligands, multi-year partnership with premier academic lab and modality-specific medicinal chemistry expertise Degrader Expertise Leading machine learning-based in silico platform for design and optimization of protein degraders, continuously fed by experimental results from across Roivant VantAI Leading computational physics platform for in silico design and optimization of small molecule therapeutics, integrated with proprietary supercomputing cluster SiliconTx In-house facility fully equipped for biophysics, synthetic chemistry, crystallography and biology; tightly integrated with in silico capabilities to augment simulations and generate high resolution crystal structures Wet Labs Track record of success in clinical trial execution; ability to design, initiate and complete trials rapidly Development Small Molecule Discovery Engine

Proteovant is committed to becoming the leader in the discovery and development of novel protein degraders by integrating… 83 Proteovant Will Lead, Not Follow Deep Degrader Expertise Cutting Edge Cell Biology and Chemistry …to deliver treatments to patients with debilitating diseases where unmet medical need continues to exist Computationally Enabled Discovery

Computational Discovery and Degrader Pipeline 84 Target Discovery Lead Optimization IND-Enabling AR ► STAT3 ► BRD4 ► CBP/P300 ► SHP2 ► SMARCA2/4 ► KRASG12D ► WRN ► JAK2-617F ► CRAF ► HIF2A ► ADAR1 ► Undisclosed Additional Programs ► mHTT ► Undisclosed Additional Programs ► STING ► NLRP3 ► Undisclosed Additional Programs ► Oncology Neurology Immunology Inhibitor Degrader Grey shading indicates programs in development at Proteovant

Antitumor Activity in VCaP Xenograft Tumor Model Orally-administered androgen receptor (AR) degrader with excellent drug-like properties, broad mutant coverage and potential to move upstream in prostate cancer treatment paradigm 85 1. National Cancer Institute SEER Cancer STAT Facts; 2. Aggarwal 2018 Novel AR Degrader Expected to Initiate Phase 1 in 2022 Unmet Need in Prostate Cancer Robust Preclinical Data Package with Clear Path to Clinic • Multiple highly potent and selective oral AR degraders with distinct chemistries and excellent drug like properties • Lead candidate degrades both wild-type and other AR mutants • Strong activity observed in models in which enzalutamide is inactive • Encouraging safety and tolerability profile in non-GLP toxicology studies completed to date • Planned development path includes both refractory and early-line settings (e.g. mCRPC, nmCRPC), including combination therapy • IND-enabling studies ongoing • With ~200k new cases annually in the US, prostate cancer represents a significant market opportunity for which AR is a clinically validated target1 • Fully shutting down the AR pathway via AR degradation (vs inhibition) has potential to improve upon response rates and durability achieved with existing AR antagonists -- both in refractory and earlier-line prostate cancer patients2 • Expected to initiate Phase 1 in 2022 Lead Candidate (ARD-1671) Demonstrates Inhibition of Tumor Growth in a VCaP Xenograft Model Compared to Enzalutamide (Xtandi) and has Broad Activity In Vitro Across Wild Type and AR Mutants • ARD-1671 (lead candidate) achieved 64% tumor growth inhibition on treatment day 25 in an intact VCaP xenograft tumor model, whereas enzalutamide achieved -1% • Dramatic prostate weight reduction in dogs in 21- day DRF study starting at 1 mg/kg, consistent with expected pharmacodynamic effect • ARD-1671 potently degrades AR in VCaP (AR wt), LNCaP (T878A), MDA-Pca-2b (L702H and T878A) cell- based models 0 5 10 15 20 25 30 0 200 400 600 800 1000 Treatment Day T u m o r V o l u m e ( m m 3 ) VCap Efficacy Study CrownBio U2003 ARD-1671 and Enzalutamide Effect on Tumor Volume Vehicle ARD-1671 20 mg/kg PO QD Dosing Enzalutamide 20 mg/kg

86 1. Beebe 2018; 2. Yu 2009; 3. Lee 2019 Highly Potent STAT3 Degrader Has Potential Applications in STAT3-Driven Hematologic Malignancies and Immuno-Oncology STAT3 Degrader Achieves Deep Responses in Xenograft Tumor Model (Leukemia) with Activated STAT3 Pathway STAT3 Overview • STAT3, a transcription factor, has been implicated as a direct driver of multiple tumor types and contributes to an immune-suppressive tumor microenvironment (TME), suggesting an important role in immuno-oncology1-3 • Historically “undruggable,” despite over 20 years of industry effort, largely due to specificity and potency challenges • Highly potent and selective STAT3 degraders in lead optimization • Intend to develop in select cancers with intrinsic hyper-activated STAT3 signaling and in tumors where STAT3 degradation can unlock anti-tumor immunity • STAT3 degrader at 5 mg/kg weekly achieved rapid and complete tumor regression Potential STAT3 Degrader Lead Potently and Selectively Degrades Wild Type and Mutated STAT3 Proteins in Cells 15 20 25 30 35 0 500 1000 1500 2000 2500 Days post Implantation M e a n T u m o r V o l u m e ( m m 3 ) Vehicle Control SD-436 5 mg/kg Effect of IV SD-436 on Tumor Volume in MOLM16 Xenograft Model SD-436 10 mg/kg SD-436 20 mg/kg Treatment qW 15 20 25 30 0 50 100 150 200 Days post Implantation M e a n T u m o r V o l u m e ( m m 3 ) Vehicle Control SD-436 5 mg/kg SD-436 10 mg/kg SD-436 20 mg/kg STAT3 SD-436 D M S O 0 .. 1 n M 0 .. 5 n M 2 .. 5 n M 1 3 n M 6 4 n M 3 2 0 n M 1 6 0 0 n M 8 0 0 0 n M 4 0 0 0 0 n M Pfeiffer (STAT3K658R) (20 h Treatment) STAT3 SD-436 D M S O 0 .. 1 n M 0 .. 5 n M 2 .. 5 n M 1 3 n M 6 4 n M 3 2 0 n M 1 6 0 0 n M 8 0 0 0 n M 4 0 0 0 0 n M Pfeiffer (STAT3K658R) (20 h Treatment) Human PBMCs (20h treatment) Pfeiffer (STAT3K658R) (20h treatment) STAT3 STAT3

• Broad pipeline of targeted protein degraders initially to over 10 targets • Well financed to advance key programs to the next level of value creation and lead degraders into clinical trials • World-class Proteovant team established to discover and develop targeted protein degraders and execute on the business plan • Long-term, expansive relationship with Shaomeng Wang of University of Michigan and founder of Oncopia Therapeutics • Unique access to proprietary, industry-leading machine learning and computational physics capabilities and resources within Roivant to rapidly create novel, well-designed degraders • Anticipate steady stream of degraders to begin to enter clinical development in 2022 and beyond 87 Proteovant Summary

Appendix

Key Near-Term Potential Catalysts

dermavant	Tapinarof NDA Filing in Psoriasis	Mid-2021 ✓
	FDA Approval Decision on Tapinarof for Psoriasis	Mid-2022
	Tapinarof Phase 3 Initiation in Atopic Dermatitis	2H 2021
IMMUNOVANT	IMVT-1401 Phase 3 Initiation in Myasthenia Gravis	Late 2021 or Early 2022
	IMVT-1401 Phase 2a Restart in Warm Autoimmune Hemolytic Anemia	Late 2021 or Early 2022
	Two New Indications for IMVT-1401 Expected to be Announced	1H 2022
ARUVANT	First Patient Dosed with ARU-1801 Manufacturing Process III	2H 2021
	Clinical Data from Additional ARU-1801 Phase 1/2 Patients	2H 2021
	ARU-1801 Phase 3 Initiation	2H 2022
kinevant	Namilumab Phase 2 Initiation in Sarcoidosis	1H 2022
lysovant	LSVT-1701 MAD Initiation	1H 2022
ROIVANT SCIENCES	In-License Multiple Potentially Category-Leading Drugs	Ongoing
	Phase 1 Initiation for First Degrader Candidate	2022
	Multiple Additional Degrader Candidates Entering IND-Enabling Studies Each Year	Starting 2022

ROIVANT SCIENCES

All catalyst timings are based on current expectations but may be subject to change. All trademarks are property of their respective owners.

89

Transaction Overview

Transaction Overview
($M, except share data)

Pro forma shares outstanding (M)[1]	734.2
(x) Illustrative share price	$10
Common equity value	**$7,342**
(-) Pro forma net cash[2]	(2,342)
Firm value	**$5,000**

Pro Forma Ownership



MAAC Public Shareholders 5.6%
PIPE Investors 3.0%
Sponsor Shares 1.0%
Silicon Therapeutics Shareholders 4.6%
Roivant Shareholders³ 85.8%

Sources ($M)

Sources	
SPAC cash in trust	$411
PIPE	220
Total sources	**$631**

Uses ($M)

Uses	
Cash to balance sheet	$576
Expenses[4]	55
Total uses	**$631**

ROIVANT SCIENCES

Source: Company filings and estimates. All figures are as of December 31, 2020 unless otherwise noted.
1. Assumes no share redemptions and excludes impact of warrants and 20% and 10% sponsor share earn-outs if stock price closes at or above $15 and $20, respectively, for 20 out of 30 trading days within 5 years of closing. Includes shares issued and expected to be issued to former Silicon Therapeutics shareholders, including assumed settlement of the $100M "Second Tranche" in equity. Excludes impact of options, RSUs, and other compensatory equity instruments. 2. Includes cash, cash equivalents, and restricted cash, net of debt balance of $166.3M and net of non-controlling interest of $206.6M. The debt balance primary reflects $146.3M related to the fair value measurement of a funding agreement between Dermavant and NovaQuest pursuant to which Dermavant borrowed an aggregate of $117.5M in exchange for an obligation to make certain variable future payments calculated as a function of the achievement of regulatory and sales milestones or events of termination. 3. Includes all issued and outstanding common shares and non-voting common shares. Excludes impact of options, RSUs, and other compensatory equity instruments. Excludes PIPE investments committed by existing Roivant investors. 4. Estimated transaction fees and expenses for both SPAC and target including deferred underwriting fees, PIPE fee, financing fees and advisory, legal and other fees

90

Roivant's Vant and Cash Holdings

All figures as of Dec. 31, 2020 except where otherwise noted

Cash Position[1]	$2,153M Consolidated $1,694M Centrally Funded[2]
Total Debt	$166M[3]
Pro Forma Cash Runway	Mid-2024[4]

Private Vant Ownership		
Vant	% Basic	% Diluted
Dermavant	100%	86%
Aruvant[5]	88%	80%
Proteovant[6]	60%	60%
Genevant[7]	83%	69%
Lysovant	100%	99%
Kinevant (Namilumab)[8]	88%	88%
Kinevant (Gimsilumab)	100%	99%
Affivant[9]	100%	100%
Cytovant[10]	72%	68%
Datavant[11]	52%	48%
VantAI	100%	100%
Lokavant	90%	86%
Alyvant	97%	94%

Public Vant Ownership[12]			
Vant	# Shares	% Basic	% Diluted
Immunovant	56.4M	58%	54%
Arbutus	38.8M	35%	32%
Sio Gene Therapies	18.6M	33%	29%

1. Includes cash, cash equivalents, and restricted cash. Excludes $200 million investment from SK Holdings Co., Ltd. into Proteovant (half funded in January 2021 and the balance is committed to be funded in July 2021); includes $75 million restricted cash in escrow for the DSP transaction, which is expected to be released to Roivant in June 2021. Datavant, Arbutus and Sio Gene Therapies are not consolidated.
2. Consolidated cash excluding cash held at Immunovant, Cytovant and Genevant.
3. Consolidated debt balance of $166.3 million is at Dermavant Sciences Ltd. (non-recourse to Roivant). Dermavant and NovaQuest entered into a funding agreement pursuant to which Dermavant borrowed an aggregate of $117.5 million in exchange for an obligation to make certain variable future payments calculated as a function of the achievement of regulatory and sales milestones or events of termination. Dermavant elected the fair value option to account for this debt. As of December 31, 2020, the fair value of the debt was $146.3 million.
4. Pro forma for MAAC business combination assuming no SPAC redemptions and $220 million PIPE financing. Assumes Roivant fully funds all existing consolidated Vants excluding Immunovant, Cytovant and Genevant. Assumes no pipeline attrition from program failures and excludes budget for new investments.
5. Cincinnati Children's Hospital Medical Center has a fully-diluted 12% ownership interest in Aruvant and has anti-dilution rights to maintain a fully-diluted 12% ownership interest based on Aruvant's capitalization at the earliest occurrence of certain events. The shares associated with these anti-dilution rights will not be issued until the earliest occurrence of certain events and therefore are not included in the calculation of ownership percentage.
6. Pro forma for the completion of the investment of SK Holdings Co., Ltd. into Proteovant. Excludes potential newly issued earnout shares Roivant is eligible to receive upon the achievement of certain milestones, which in total equal 5% of Proteovant common stock.
7. Ownership percentage solely reflects Roivant Sciences Ltd.'s direct common stock ownership interest in Genevant. Roivant Sciences Ltd. additionally holds convertible notes issued by Genevant and has an indirect interest in Genevant through shares held in Arbutus Biopharma Corporation.
8. Refers to Pharmavant 3 Ltd. The minority shareholders have anti-dilution rights to maintain a fully-diluted 12% ownership interest in Pharmavant 3 until a certain financing threshold is met. The shares associated with these anti-dilution rights will not be issued until additional share issuances occur and therefore are not included in the calculation of ownership percentage.
9. Refers to rights held by a subsidiary of Pharmavant 6 Ltd.
10. Includes indirect ownership of Cytovant.
11. Preferred shares have been included in the calculation of basic ownership percentage as if converted to common shares. A one-to-one ratio has been used to convert founder preferred shares; however, the conversion ratio will be based on excess liquidation proceeds upon occurrence of an initial public offering.
12. Ownership percentages derived from Immunovant 10-Q filed on 2/16/2021, Arbutus 13D filed on 7/16/2019, Arbutus 10-K filed on 3/4/2021, and Sio Gene Therapies 10-Q filed on 2/9/2021. Arbutus ownership includes the conversion of preferred shares held by Roivant.

ROIVANT SCIENCES

91

Key Cash and Debt Items ($M) Notes Roivant consolidated cash $2,153 Includes cash, cash equivalents, and restricted cash (+) Expected net proceeds from MAAC business combination and PIPE 576 Assumes no redemptions and $55M expenses1 (-) Estimated SiTX cash payment (15) Subject to additional adjustments Pro forma cash balance $2,715 (-) Roivant consolidated debt (166) Primarily reflects $146M related to fair value measurement of Dermavant-NovaQuest funding agreement (-) Non-controlling interest (207) Reflects the aggregate amount attributable to non-controlling equityholders, primarily related to share of subsidiary cash attributable to them Pro forma net cash $2,342 All figures as of Dec. 31, 2020 except where otherwise noted 92 Source: Company filings and estimates. Amounts may not add up due to rounding. 1. Estimated transaction fees and expenses for both SPAC and target including deferred underwriting fees, PIPE fee, financing fees and advisory, legal and other fees Net Cash Detail

Potential Milestone and Royalty Obligations for Selected Assets

Asset	Partner(s)	Geography	Remaining Contingent Milestones and Royalties
Tapinarof (Dermavant)	GlaxoSmithKline, Welichem Biotech	Worldwide, excluding China and Japan[1]	• £100M upon marketing approval of tapinarof in the US to GlaxoSmithKline • Up to CAD$150M upon the achievement of certain development and commercial milestones to Welichem[2]
IMVT-1401 (Immunovant)	HanAll Biopharma	North America, European Union, United Kingdom, Switzerland, Latin America, Middle East, and North Africa	• Up to an aggregate of $442.5M upon the achievement of certain development, regulatory and sales milestones • Tiered royalties from mid-single digits to mid-teens on net sales
ARU-1801 (Aruvant)	Cincinnati Children's Hospital	Worldwide	• Up to $30M upon the achievement of certain development, regulatory, and sales milestones • Low to mid single-digit royalties on net sales
LNP and Ligand conjugate delivery technologies (Genevant)	Arbutus	Worldwide	• Tiered low single-digit royalties on net sales by Genevant • If Genevant sublicenses IP licensed from Arbutus, Genevant to pay Arbutus the lesser of: (i) up to 20% of royalty-related receipts received by Genevant from such sublicensees and (ii) tiered low single-digit royalties on net sales by sublicensees.
Targeted Protein Degradation Platform (Oncopia Therapeutics)	University of Michigan	Worldwide	• Up to $659M upon the achievement of certain milestones to prior Oncopia shareholders • Up to $8.6M upon the achievement of certain development and commercial milestones to University of Michigan for the first product for each molecular target covered by intellectual property included in the agreement • Low-to-mid single-digit royalties on net sales to University of Michigan
Namilumab (Izana Bioscience Limited)	Takeda Pharmaceuticals	Worldwide	• Up to $37M upon the achievement of certain milestones to prior Izana shareholders • Tiered royalties ranging from low-single digits to the sub-teen double digits to prior Izana shareholders • Up to $3.8M upon the achievement of certain milestones to Takeda • High single-digit royalties on net sales to Takeda
LSVT-1701 (Lysovant)	iNtRON Biotechnology, Inc.	Worldwide	• Up to $42.5M upon the achievement of certain development and regulatory milestones (with respect to the originally licensed endolysin), and up to a maximum of $37.5M in development and regulatory milestone payments (with respect to each of any new endolysins), and up to $940M in commercial milestones • Low-to-mid-teens royalties on net sales

ROIVANT SCIENCES

1. Dermavant also entered into a collaboration and license agreement with Japan Tobacco Inc. (JT) for exclusive rights to develop, register and market Tapinarof in Japan. Dermavant is entitled to up to $53M upon the achievement of certain milestones and royalties on sales.
2. Excludes milestones due under NovaQuest financing, accounted for as debt in the financial statements.

93

94 Datavant Merger Overview Key Transaction Terms Structure • Datavant to merge with Ciox Health, with the combined entity to be named Datavant • The implied enterprise value of the combined company at the conversion price cap of the new preferred equity investment being made concurrently with closing will be ~$7BN. This enterprise value implies an equity value of ~$6.1BN, after netting out ~$900M of debt and other adjustments Terms • Former Datavant shareholders to receive a mix of cash and equity in the combined entity upon closing o Former Datavant shareholders will receive ~$550M in cash, of which Roivant will receive ~$317M in cash o Assuming a ~$7BN enterprise value, former Datavant shareholders will own ~24% of the combined entity on a fully diluted basis, including a ~12% interest to be held by Roivant (without giving effect to certain liquidation preferences to be held at closing by the new preferred equity shareholders) • Merger is subject to customary closing conditions, including the consummation of Ciox Health’s equity financing and regulatory approvals Timeline • Expected to close in 3Q 2021

95 Dermavant Financing Overview Key Transaction Terms Structure • $160M revenue interest purchase and sale agreement with three institutional investors, and concurrent $40M senior secured credit facility with one of the institutional investors • Proceeds from the $40M credit facility have been used to repay all amounts outstanding under the loan and security agreement with Hercules, with the remainder of net proceeds used for working capital and general corporate purposes Revenue Interest Purchase and Sale Agreement Terms • Dermavant to receive $160M committed funding, subject to approval of tapinarof by the FDA • Dermavant to pay to investors a capped single-digit revenue interest in net sales of tapinarof for all dermatological indications in the United States • Closed in May 2021, with funding of the revenue interest financing to occur following the approval of tapinarof by the FDA (expected mid-2022) Credit Facility Terms • Dermavant received the proceeds from a $40M senior secured credit facility with one of the institutional investors • Five-year maturity and an interest rate of 10% per annum • Dermavant issued to the institutional investor a warrant to purchase 1,199,072 common shares at an exercise price of $0.01 per common share • Closed and funded in May 2021

Key Transaction Terms Terms • Sumitomo terminated all of its outstanding options to acquire Roivant’s ownership interest in Vants • Sinovant transferred its Greater China rights to lefamulin, vibegron, rodatristat ethyl and RVT-802 to Sumitomo and its affiliates1 • In connection with the termination of Sumitomo’s option to acquire Roivant’s ownership interest in Genevant, Sumitomo entered into an agreement to pursue certain future collaborations with Genevant • Roivant to receive a $5.0M payment from Sumitomo Timeline • Closed in June 2021 96 1. For lefamulin, transferred rights cover Greater China (Mainland China, Taiwan, HK, Macau); for vibegron, transferred rights cover Mainland China; for each of RVT-802 and rodatristat ethyl, transferred rights cover Greater China and South Korea. Sumitomo Options Termination Overview

Key Transaction Terms Structure • Acquisition (via mergers) of 100% of the Silicon Therapeutics (SiTX) business other than certain rights and obligations related to its STING Agonist Phase 1 candidate Upfront Consideration • Aggregate consideration, payable to SiTX equity holders as follows: o Approximately 23.7M shares of Roivant common stock plus approximately $14.5M cash (subject to certain transaction adjustments and holdbacks, and pro forma for the Montes Archimedes business combination), payable at closing of the acquisition (the “First Tranche”)1; and o $100M payable at the earlier of (a) approximately 30 days following the public listing of Roivant’s common stock or (b) 12 months after the closing of the acquisition (the “Second Tranche”), o In the case of (a), payable, at Roivant’s election, in cash or in Roivant common stock at price per share based on a VWAP calculation o In the case of (b), payable in cash • Shares issued in the First Tranche will become subject to customary lockup at SPAC closing • The Second Tranche, if issued in Roivant common stock, will be subject to same lockup terms as PIPE investors and eligible to be registered on any PIPE related resale registration statement Milestones • Contingent cash milestones tied to regulatory approval and commercialization of three discovery stage products: (i) WRN Antagonist, (ii) ADAR1 antagonist, and (iii) JAK2 v617f Selective Antagonist Timeline • Closed in March 2021 97 1. At closing, Roivant issued approximately 21.4M shares (pro forma for the Montes Archimedes business combination) and paid approximately $14.0M in cash, net of cash received. Additional shares and cash are expected to be issued and paid as certain holdbacks are released. Silicon Therapeutics Transaction Overview

98 Growing Technology Capabilities in Discovery, Development, and Commercialization Power Successful Outcomes Across Roivant and Vants • DrugOme is a computational ecosystem that enables fast, high- quality, and customized analyses to inform decision-making across the entire drug development continuum • DrugOme integrates three key data types: • Natural language processing used on text, literature, and documents • Drug development data on molecules, targets, and trial data • Real-world data and evidence from patients, physicians, and payers 1 • Lokavant offers software that integrates real-time data from ongoing clinical trials and monitors risks related to time, cost, and quality • Proprietary data model serves as a “common language” for trial operational data and enables real- time data integration • AI trained on proprietary dataset of 1,300+ trials designed to identify the most important risks quickly, when there is still time to mitigate them • Deployed as Parexel’s next generation remote monitoring platform • Datavant seeks to power every exchange of health data, unlocking a massive ecosystem of companies using linked, longitudinal data to improve patient outcomes • Continued growth across health data network, including >400 organizations and >100 subscription customers • Powers the advanced use of real- world evidence, patient finding, outcomes research, and commercial analytics • Customers and partners include Janssen/J&J and other top 20 pharmas, ZS, Medidata, Cigna, Parexel, Symphony Health, Komodo Health, and the NIH • Datavant and Ciox Health to merge, creating the nation’s largest health data ecosystem in a $7B enterprise value transaction • Alyvant is a proprietary pharma commercialization technology for physician and patient segmentation, targeting, and engagement • Generates dynamic call plans uniquely prioritized based on likelihood to prescribe by integrating patient and payor data with physician behavioral characteristics • Salesforce app drives adherence to call plans and reprioritizes physician outreach based on feedback from the field • During an initial co-promotion of three specialty products, Alyvant demonstrated a 223% year-over- year increase in the total number of prescriptions written by the physicians covered and an estimated 50% improvement in the efficiency of activating new prescribers 1. Roivant retains a license to DrugOme, which is owned by DSP and managed by Sumitovant

Genevant Overview 99 Pete Zorn PRESIDENT AND CHIEF LEGAL OFFICER Former Chief Corporate Officer and General Counsel at Albireo Pharma; General Counsel and VP, Communications, Santaris Pharma; General Counsel and SVP, Targacept James Heyes, PhD CHIEF SCIENTIFIC OFFICER Former VP, Drug Delivery at Arbutus Biopharma; over 17 years experience in lipid chemistry and nucleic acid drug delivery; over 20 issued and published US patents in lipid nanoparticle and ligand conjugate technology • World-class delivery platforms to enable delivery of mRNA, siRNA, gene editing constructs, and other nucleic acids • Best-in-class proprietary lipid nanoparticle (LNP) platform and proprietary ligand conjugate platform • Focused business of collaboration around delivery expertise and technology platforms • Offers partners attractive potential to deliver payloads to traditionally hard-to-reach tissues and cell types, as well as nucleic acid design capabilities • More than 600 LNP-related issued patents and pending patent applications, directed to individual lipid structure, particle composition, particle morphology, manufacturing and mRNA-LNP formulations Industry-Leading Nucleic Acid Delivery Company • Genevant uses its expertise in the delivery of nucleic acid therapeutics to develop optimal delivery systems for its collaborators’ identified payloads or target tissues • Genevant provides collaborators access to validated technology to deliver nucleic acid therapeutics, eliminating the need to build internal delivery expertise or build IP estate from scratch in complex field • Genevant typically retains ownership or certain rights to delivery-related IP developed in context of collaboration, which can be leveraged for other out-licenses and to build on developments for future deals Business Model Designed to be Profitable While Building Further Advances in Nucleic Acid Delivery Technology Business model exemplified by numerous recent collaborations and licensing deals, including for Gritstone’s COVID-19 vaccine, Sarepta’s gene editing therapeutics for specified neuromuscular diseases, and Takeda’s nucleic acid therapeutics directed to historically inaccessible hepatic stellate cells to treat liver fibrosis, all of which use Genevant’s LNP delivery technology Pete Lutwyche, PhD CHIEF EXECUTIVE OFFICER Former Chief Technology Officer at Arbutus Biopharma; Head of Pharmaceutical Development at QLT; 20+ years experience in development of LNP products

Genevant Has Two World-Class Delivery Platforms 100 • Proven, best-in-class technology • LNP technology used in FDA-approved RNA Tx (Alnylam’s Onpattro) • Clinically validated for hepatocyte and vaccine use; developing for other tissues and cell types, including lung, eye, stellate and immune cells • Validated further by collaborations and licenses granted to Alnylam, BioNTech, Takeda, Sarepta, Gritstone and others • 600+ issued patents and pending patent applications Lipid Nanoparticle (LNP) • Novel GalNAc ligands deliver to liver • Equal or better preclinical potency and safety compared to current industry benchmark • Applying delivery expertise to design of novel extrahepatic ligands to expand therapeutic reach • Developing next-generation ligand conjugate platform for best- in-class GalNAc and enhanced extrahepatic utility Ligand Conjugate

Lysovant Overview

lysovant

Novel endolysin for the potential treatment of *Staph aureus* bacteremia that may address serious unmet medical need in the treatment of serious bacterial infections

Potential Treatment of *Staph aureus* Bacteremia (SAB) and Infective Endocarditis (IE)

- LSVT-1701 is a novel bacteriophage-derived biologic candidate with potent, selective, and rapid bactericidal anti-staphylococcal activity including multi-resistant strains via cell wall hydrolysis
- Preclinical data suggest ability to dissolve bacterial vegetations - in preclinical not head-to-head trials in rabbit IE model, LSVT-1701 achieved complete experimental sterilization on top of daptomycin, whereas daptomycin antibiotic regimen alone and ContraFect's exebacase on top of daptomycin did not[1]
- Based on preclinical toxicology and safety data to date, LSVT-1701 has the potential to be given at multiple and higher doses than exebacase
- We anticipate initiating a Multiple Ascending Dose study in patients with complicated SAB including IE in the first half of 2022

Novel Endolysin Mechanism of Action Compared to the Standard of Care Antibiotics


Inhibition of cell wall synthesis or function
• Beta lactams
• Vancomycin
Inhibition of protein synthesis
• Macrolides
• Clindamycin
• Linezolid
• Streptogramins
• Chloramphenicol
• Aminoglycosides
• Tetracyclines
• Tigecycline
Direct cleavage of peptidoglycan
• LSVT-1701
• Exebacase
Folate
Inhibition of nucleic acid synthesis or function
• Quinolones
• Rifampin
• Sulfonamides
• Trimethoprim
Disruption of cell membrane
• Polymyxins
• Daptomycin

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.
1. Huang DB, Gaukel E, Kerzee N, Borroto-Esoda K, Lowry S, Xiong YQ, Abdelhady W, Bayer AS. Efficacy of Anti-Staphylococcal Lysin, LSVT-1701, in Combination with Daptomycin in Experimental Left-Sided Infective Endocarditis due to Methicillin-Resistant *Staphylococcus aureus* (MRSA). Antimicrob Agents Chemother. 2021 Jun 7:AAC0050821. doi: 10.1128/AAC.00508-21.

101

Lysovant Overview

lysovant

Clinically validated as a novel class of bacteria treatment

High Unmet Need

- There are an estimated 226,000 patients with SAB and 50,000 with IE each year in the US[1]
- ~32% of SAB is complicated due to sepsis, comorbidities, or dialysis, and ~28% of SAB is refractory[1]
- *Staph aureus* bacteremia can result in high 30-day mortality of ~20% despite standard of care antibiotics[2]
- Every year, SAB patients account for ~$7.4BN in direct hospital cost in the US alone. Sepsis due to SAB is a major cost driver[3]
- LSVT-1701 has the potential to achieve best-in-class positioning on top of standard of care for hard-to-treat infections

SAB Key Market Assumptions

~226K
Annual US SAB patients

~72K
~32% complicated

~63K
~28% refractory

IE Key Market Assumptions

~50K
Annual US IE patients

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.
1. Claims and Premier Chargemaster Data 2018; Trinity Analysis 2020. 2. Austin et al. (2019), Clinical Infectious Diseases. 3.Projected based on ICD-10 Codes A41.01, A41.02, R78.81+MRSA/MSSA and Premier Chargemaster Data 2018.

102

• Rapid antibacterial activity: Potential rapid and highly effective lytic action • Species specificity: Anti-staphylococcal endolysins provide pathogen-targeted bacteriolysis and preserve normal flora • Low propensity for resistance: Target binding sites are highly conserved and essential to bacteria viability • Synergy with standard of care: Potential to be used to treat antibiotic-resistant bacteria and administered concurrently with antibiotics • Effective against biofilms: Eradicated and cleared biofilm in animal models where standard of care is ineffective • Effective against all strains: In vitro susceptibility data demonstrates activity profile for both MRSA/MSSA, and multi-resistant clinical isolates LSVT-1701 has the potential for: 103 All drugs are investigational and subject to health authority approval. Strong Value Proposition

Significant Clinical Potential

lysovant

LSVT-1701 has the potential to be the best-in-class treatment on top of standard of care for populations with high medical needs, such as those with complicated MRSA and MSSA bacteremia and left-sided infective endocarditis

***In Vitro* Data**	• Narrow and well-defined LSVT-1701 MIC range (MIC_{90} 2 ug/ml) across a diverse collection of current clinical *S. aureus* isolates including MRSA, MSSA, vancomycin-intermediate *S. aureus* (VISA), and glycopeptide-intermediate *S. aureus* (GISA)[1] • Comparable MIC range for 82 CoNS isolates (coagulase-negative staphylococci) • LSVT-1701 not adversely affected by decreased susceptibility or resistance to various antibiotics, further confirming bactericidal activity
***In Vivo* Data**	• LSVT-1701 multi-dose regimen has demonstrated complete sterilization of tissues in a rabbit infectious endocarditis model • Demonstrated in vivo postantibiotic effect (PAE) of ≥48 hours in non-neutropenic murine bacteremia (MSSA sepsis) model • No dose-limiting toxicities such as vascular lesions or immunogenicity observed following administration of multiple doses
Clinical Data	• In a clinical study evaluating single and multiple ascending IV doses in 51 healthy subjects, no serious adverse events were reported • Observed mild to moderate adverse events (AEs) included chills/rigors, infusion site reactions, pyrexia, headache, myalgia, and fatigue

ROIVANT SCIENCES

All drugs are investigational and subject to health authority approval.
1. Huang DB, Sader HS, Rhomberg PR, Gaukel E, Borroto-Esoda, K. Anti-staphylococcal lysin, LSVT-1701, activity: *in vitro* susceptibility of *Staphylococcus aureus* and coagulase-negative staphylococci (CoNS) clinical isolates from around the world collected from 2002 to 2019. Submitted to DMID.
MIC, minimum inhibitory concentration.

104

• Roivant is developing a fully human anti-GM-CSF monoclonal antibody, namilumab, with broad potential in autoimmune diseases • GM-CSF is a key pathogenic cytokine that acts as a pro- inflammatory signal, prompting macrophages and other activated immune cells to launch an immune cascade that ultimately results in tissue damage1 • In multiple Phase 2 studies, anti-GM-CSFs have been well- tolerated and have demonstrated the potential to improve symptoms in autoimmune diseases including rheumatoid arthritis and giant cell arteritis2,3 • Namilumab has the least frequent subcutaneous dosing in the anti-GM-CSF class (Q4W) and has been studied in ~300 patients to date • Multiple data points converge on GM-CSF as a target for pulmonary sarcoidosis, namilumab’s lead indication • We plan to initiate a Phase 2 trial in sarcoidosis in the first half of 2022 and to explore additional applications of namilumab in other autoimmune diseases 105 All drugs are investigational and subject to health authority approval. 1. Becher 2016; 2. Kiniksa Announces Positive Data from Phase 2 Trial of Mavrilimumab in Giant Cell Arteritis, October 2020; 3. GSK Presents New Efficacy and Safety Data of an Anti GM-CSF Antibody in Patients with Rheumatoid Arthritis, October 2018. Namilumab Overview Mid-stage program with a potentially fast path to market in an orphan indication

Namilumab has First-in-Class Potential for Pulmonary Sarcoidosis and Attractive Dosing Profile Across Mid-to-Late Stage Anti-GM-CSFs

kinevant

Multiple avenues for expansion across validated indications + white space indications

Drug	Company	Dosing	Route	Stage and Major Indications Being Pursued
Namilumab	kinevant	**Q4W**	**SC**	**Preparing Phase 2 in pulmonary sarcoidosis**
Otilimab	gsk	QW	SC	Currently running Phase 3 in rheumatoid arthritis
Mavrilimumab (GM-CSFR)	KINIKSA PHARMACEUTICALS	Q2W	SC	Phase 2 in giant cell arteritis (n=70) complete and positive
Lenzilumab	Humanigen	Q4W	IV only	Positive Phase 3 results in COVID-19 pneumonia

SQ = subcutaneous; IV = intravenous. Otilimab and mavrilimumab are being studied as IV formulations in their COVID-19 trials. All trademarks are property of their respective owners.
Sources: Company announcements; ClinicalTrials.gov.

ROIVANT SCIENCES

106

Multiple Data Points Converge on GM-CSF as a Target for Pulmonary Sarcoidosis

kinevant

Pulmonary Sarcoidosis



- Namilumab's lead indication, pulmonary sarcoidosis, is an autoimmune disease characterized by the accumulation of granuloma nodules in the lungs
- Prevalence is 150-200K patients in the US alone[1]
- 20-30% of patients end up with permanent lung damage[2]

GM-CSF in Sarcoidosis

- The granulomatous response is believed to begin when an antigen chronically stimulates and activates antigen-presenting cells, including alveolar macrophages
- Macrophages process and present the antigen, leading to the activation of CD4+ helper T cells, which produce pro-inflammatory cytokines including GM-CSF
- GM-CSF has been critically implicated in multiple parts of the granulomatous response, including:
    - Activation and fusion of alveolar macrophages into multinucleated giant cells[3]
    - Priming and maintenance of T cell activation[4,5,6]
    - Interactions between lymphoid and myeloid cells that promote granuloma formation[7,8,9]
- We plan to study whether namilumab may improve organ function and reduce the usage of steroids, which carry significant side effects when used longer-term

ROIVANT SCIENCES

1. Baughman 2016; 2. ATS Patient Education Series 2006; 3. Lemaire 1996; 4. Zhang 2013; 5. Dougan 2019; 6. Shi 2006; 7. Iannuzzi 2007; 8. Becher 2016; 9. Hamilton 2020

107

108 1. Khan 2017; 2. Crommelin 2016; 3. Beegle 2013; 4. Key Opinion Leader Discussions; 5. HCP market research; 6. Hamilton 2020; 7. Kiniksa Announces Positive Data from Phase 2 Trial of Mavrilimumab in Giant Cell Arteritis 2020; 8. GSK Presents New Efficacy and Safety Data 12 of an Anti GM-CSF Antibody in Patients with Rheumatoid Arthritis 2018; 9. Arkema 2020; 10. Wu 2004; 11. CompileHealth claims data extrapolated to US population. MTX: methotrexate. IST: Immunosuppressive therapy. Namilumab for Pulmonary Sarcoidosis • Corticosteroids are the most widely used treatment for sarcoidosis, but they carry significant side effects when used longer-term and relapses are common when attempting to taper1 • Immunosuppressive therapy (methotrexate, azathioprine) and biologics (TNF inhibitors) are steroid-sparing second-line and third-line options, but slow onset, safety risks, inconsistent effectiveness, and reimbursement challenges limit their use2,3 • There remains significant unmet medical need for patients who are not well-controlled by steroids and/or immunosuppressants (symptomatic and/or unable to tolerate effective doses), which could be met by a novel biologic4,5 • Market research estimates ~25% of diagnosed and treated pulmonary sarcoidosis patients would be eligible for treatment with second-line or later therapy5 • GM-CSF drives disease progression in a variety of preclinical and clinical trials, including inflammatory arthritis, multiple sclerosis, interstitial lung disease, nephritis, myocarditis, and giant cell arteritis, suggesting multiple indication expansion opportunities6,7,8 Sarcoidosis Key Market Assumptions Additional Commentary ~200K US patients with sarcoidosis9 ~190K 95% of patients with pulmonary sarcoidosis10 ~100K 54% of patients are diagnosed11 ~90K 90% of patients are treated11 (with corticosteroids, MTX, IST, or biologics)

Affivant Overview

AFFIVANT

Bispecific Antibodies: A Novel Class that Directs the Immune System to Kill Tumors


A
B
C

A **Tumor Associated Antigen (TAA) binding domain:** Causes high affinity, high specificity binding to tumor surface

B **Linker region:** Improves pharmaceutical properties. Size and flexibility can be modulated to fine tune activity

C **Immune cell binding domain:** Binds and activates specific immune cell subsets, resulting in tumor cell death

Unique Approach to Engaging Natural Killer (NK) Cells and Macrophages Kills Tumor Cells


140
Y
140
H
140
Y
CD16A
CD16B
CD16A
+ IgG
✓ Binding
× No Binding
✓ Binding

- Affimed's Innate Cell Engagers (ICE) bind CD16A with a unique epitope
- CD16A is sufficient to fully activate cell killing by NK cells and macrophages
  - Differentiated from platforms that can engage NK cells
- Highly selective for CD16A
  - No dilution and sink effect through neutrophils (CD16B+)
- High affinity binding with minimal serum IgG competition
  - Superior to monoclonal antibodies (mAbs) and Fc-enhanced mAbs

ROIVANT SCIENCES

109

Early preclinical and clinical proof of concept for ROCK platform 110 All drugs are investigational and subject to health authority approval. Source: Affimed Press Releases, March 10, 2021, April 9, 2021 and April 12, 2021. Recent ROCK Platform Validation ICE Monotherapy • In March 2021, Affimed announced positive results from its preplanned interim futility analysis of AFM13 in patients with relapsed or refractory CD30-positive peripheral T-cell lymphoma (PTCL) • The study will continue and combine cohorts of CD30 high and CD30 low expressing PTCL based on assessment from the Independent Review Committee • Objective responses were observed in heavily pretreated patients in both cohorts • The side effect profile observed was similar to previously reported data • In April 2021, Affimed announced preclinical data on AFM24 as monotherapy and in combination with NK cells • Data from a xenograft mouse model demonstrate that AFM24 in combination with adoptively transferred NK cells results in dose- dependent tumor regression ICE Co-administered with NK Cells CAR-like NK Cells (ICE pre-loaded NK cell) • In April 2021, Affimed announced positive initial clinical data from a study evaluating NK cells pre-complexed with ICE AFM13 • All four patients experienced significant disease reduction, with two complete responses and two partial responses as assessed by the investigator, with an ORR of 100% • There were no observed events of cytokine release syndrome, neurotoxicity syndrome or graft-versus-host disease • Initial results indicate AFM13 may have the potential to help NK cells target and destroy cancer cells

111 Affimed Collaboration • Affimed’s ROCK platform technology generates diverse, tetravalent, bispecific antibodies known as innate cell engagers (ICE) which can be customized to target specific binding domains on hematologic and solid tumor cells • The partnership grants Roivant a license to AFM32, a preclinical ICE candidate • In a head-to-head preclinical study, AFM32’s potency exceeded that of a monoclonal antibody that has been clinically validated against the same tumor target • AFM32’s potency also exceeded that demonstrated in published preclinical studies of an antibody-drug conjugate agent that has been clinically validated against the same tumor target • Based on preclinical and clinical experiences with other ICE antibodies in separate studies, the tolerability of AFM32 has the potential to be superior to that observed to date with antibody-drug conjugates in published literature • AFM32 is potentially applicable to several highly prevalent solid tumor indications • Beyond an exclusive license to AFM32, Roivant has the option to license from Affimed additional ICE molecules directed against targets that are not (a) currently licensed or optioned to third parties or (b) directed against targets included in Affimed’s current pipeline All drugs are investigational and subject to health authority approval.

Cytovant Overview

Differentiated cellular medicines designed to be uniquely suited to Asian patients



Dr. John L. Xu
PRESIDENT

Previously President and CSO of Mab-Legend Biotech; Former CSO of Shanghai Benemae Pharmaceutical Corporation

Preclinical	Phase 1	Phase 2	Phase 3	Next Key Milestone
CVT-TCR-01 Oncologic Malignancies				Initiation of CMC activities in 2H 2021

CHALLENGE

Cell therapy in hematologic oncology is saturated by CAR-T

Therapeutics in China
(in development and launched)

Antigen	CAR-T[1]
BCMA	24
CD19	88
CD22	18
Total CAR-T[1]	244
Total TCR-T[1]	46

Asian populations have unique immunological characteristics and specific disease burdens


HLA-A*02:07
(~20%)
HLA-A*02:03
(~10%)

For example, two high-frequency alleles in Southern Chinese (above) are not addressed by any current TCR-based therapy[2,3]

Cell therapy is encumbered by complex manufacturing and regulatory paradigms


Patient with relapsed/refractory B cell malignancy
Leukapheresis
T Cell
Preconditioning chemotherapy
Retroviral transduction with anti-CD19 CAR
Anti-CD19 CAR
Anti-CD19 CAR T-cell infusion

For example, production of cellular tissue is highly regulated in China and must be done onshore

CYTOVANT APPROACH

TCR-T may better enable solid tumor targeting, a larger market opportunity than blood cancers

Asia-specific development focus allows Cytovant to address needs that are unmet by a global focus

Combination of scientific expertise and local knowledge achieves optimal execution

All drugs are investigational and subject to health authority approval.
1. Clarivate Analytics as of January 2021; 2. Cheng L-h et al. J First Mil Med Univ 25:321-324 (2005); 3. Chen KY et al. Immunol Res 53:182-190 (2012).

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CVT-TCR-01 (NY-ESO-1): A Clinically Validated Initial Target with Potential Across Multiple Tumor Types

Cytovant CELL THERAPIES

NY-ESO-1 is Highly Prioritized in the Scientific Community for Translational Research Opportunities in Cancer[1]

- NY-ESO-1 is an oncofetal protein expressed in malignant tissue; in particular, it is highly expressed in soft tissue sarcoma, ovarian cancer, esophageal cancer, and lung cancer, among others
- NY-ESO-1 is highly immunogenic and its expression is associated with decreased survival
- NY-ESO-1 is only expressed intracellularly, making it a suitable target for a TCR-T based approach

NY-ESO-1 is Highly Expressed Across Many Fatal Cancers in Asia



Colorectal [2]
17%
Lung [3]
19%
Esophageal [4]
21%
Bladder [5]
35%
Ovarian [6]
43%
Melanoma [6]
46%
Synovial Sarcoma [6,7]
80%
Neuroblastoma [6]
82%
MRCLS [6]
89%
% Tumor Cells Expressing NY-ESO-1 mRNA

Cancers above resulted in over 1.3 million deaths in 2020 in China alone[8]

Promising Preclinical Data and Clinical Validation from Other NY-ESO-1 Directed TCR Therapies

- In preclinical testing, CVT-TCR-01 demonstrated specific and potent killing of NY-ESO-1-positive cell lines as assessed by release of IFN-γ, a surrogate for T cell activation and response
- Cytokine release assays indicate that CVT-TCR-01 induces strongly proinflammatory Th1-type cytokine secretion upon exposure to NY-ESO-1 positive cell lines, further supporting CVT-TCR-01's antitumor activity
- Preliminary clinical results from NY-ESO-1 directed TCR therapy demonstrate promising efficacy in a wide variety of tumor types, including synovial sarcoma, multiple myeloma, and myxoid round cell liposarcoma

ROIVANT SCIENCES

1. Cheever MA et al. Clin Cancer Res 15:5323–5337 (2009); 2. Li Y et al. Exp Ther Med 13:3581-3585 (2017); 3. Grah JJ et al. Tumori 100:60-68 (2014); 4. Zhang Y et al. J Cancer Res Clin Oncol 145:281–291 (2019); 5. Dyrskjot L et al. Br J Cancer 107:116–122 (2012); 6. Thomas R et al. Front Immunol 9:947 (2018); 7. Wang S et al. J Cancer 8:1759-1768 (2017); 8. Calculated from GLOBOCAN 2020 mortality data.

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